Exhibit 99.1

Crown Holdings, Inc.

Crown Holdings, Inc.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended). The Company’s system of internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Because of the inherent limitations, a system of internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. Based on its assessment, management has concluded that, as of December 31, 2011, the Company’s internal control over financial reporting was effective based on those criteria.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2011 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

Crown Holdings, Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Crown Holdings, Inc

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Crown Holdings, Inc. and its subsidiaries at December 31, 2011 and December 31, 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note A to the consolidated financial statements, the Company changed the manner in which it accounts for transfers of financial assets as of January 1, 2010.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 29, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in the presentation of comprehensive income and the adjustments to the condensed combining balance sheet of Crown European Holdings SA at December 31, 2011 discussed in Note A, as to which the date is January 3, 2013

Crown Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

For the years ended December 31	2011	2010	2009

Net sales	$8,644	$7,941	$7,938

Cost of products sold, excluding depreciation and amortization	7,120	6,519	6,551
Depreciation and amortization	176	172	194

Gross profit	1,348	1,250	1,193

Selling and administrative expense	395	360	381
Provision for asbestos Note K	28	46	55
Provision for restructuring Note M	77	42	43
Asset impairments and sales Note N	6	(18)	(6)
Loss from early extinguishments of debt Note Q	32	16	26
Interest expense	232	203	247
Interest income	(11)	(9)	(6)
Translation and foreign exchange	2	(4)	(6)

Income before income taxes and equity earnings	587	614	459
Provision for income taxes Note W	194	165	7
Equity earnings/(loss) in affiliates	3	3	(2)

Net income	396	452	450
Net income attributable to noncontrolling interests	(114)	(128)	(116)

Net income attributable to Crown Holdings	$282	$324	$334

Earnings per common share attributable to Crown Holdings:

Basic Note U	$1.86	$2.03	$2.10

Diluted Note U	$1.83	$2.00	$2.06

The accompanying notes are an integral part of these consolidated financial statements.

Crown Holdings, Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In millions)

For the years ended December 31	2011	2010	2009

Net income	$396	$452	$450

Other comprehensive income, net of tax
Foreign currency translation adjustments	(54)	(31)	144
Pension and other postretirement benefits	(120)	(74)	(285)
Derivatives qualifying as hedges	(93)	11	86

Total other comprehensive income/(loss)	(267)	(94)	(55)

Total comprehensive income	129	358	395
Net income attributable to noncontrolling interests	(114)	(128)	(116)
Translation adjustments attributable to noncontrolling interests	(2)	6	(2)
Derivatives qualifying as hedges attributable to noncontrolling interests	6	1	(3)

Comprehensive income attributable to Crown Holdings	$19	$237	$274

The accompanying notes are an integral part of these consolidated financial statements.

Crown Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

December 31	2011	2010

Assets
Current assets
Cash and cash equivalents	$342	$463
Receivables, net Note C	948	936
Inventories Note D	1,148	1,060
Prepaid expenses and other current assets	165	190

Total current assets	2,603	2,649

Goodwill Note E	1,952	1,984
Property, plant and equipment, net Note F	1,751	1,610
Other non-current assets Note G	562	656

Total	$6,868	$6,899

Liabilities and equity
Current liabilities
Short-term debt Note Q	$128	$241
Current maturities of long-term debt Note Q	67	158
Accounts payable and accrued liabilities Note H	2,090	1,978

Total current liabilities	2,285	2,377

Long-term debt, excluding current maturities Note Q	3,337	2,649
Postretirement and pension liabilities Note V	996	1,159
Other non-current liabilities Note I	489	485
Commitments and contingent liabilities Notes J and L

Equity/(deficit)

Noncontrolling interests	234	325

Preferred stock, authorized: 30,000,000; none issued Note O	0	0
Common stock, par value: $5.00; authorized: 500,000,000 shares; issued: 185,744,072 shares Note O	929	929
Additional paid-in capital	863	1,231
Accumulated earnings	512	230
Accumulated other comprehensive loss Note B	(2,590)	(2,333)
Treasury stock at par value (2011 – 37,294,779 shares; 2010 – 30,487,281 shares)	(187)	(153)

Crown Holdings shareholders’ deficit	(473)	(96)

Total equity/(deficit)	(239)	229

Total	$6,868	$6,899

The accompanying notes are an integral part of these consolidated financial statements.

Crown Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

For the years ended December 31	2011	2010	2009
Cash flows from operating activities
Net income	$396	$452	$450
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176	172	194
Provision for restructuring	77	42	43
Asset impairments and sales	6	(18)	(6)
Pension expense	97	112	130
Pension contributions	(404)	(79)	(74)
Stock-based compensation	18	20	18
Deferred income taxes	83	52	(81)
Changes in assets and liabilities:
Receivables	(36)	(255)	42
Inventories	(119)	(119)	50
Accounts payable and accrued liabilities	100	159	(87)
Asbestos liabilities		19	29
Other	(15)	33	48

Net cash provided by operating activities	379	590	756

Cash flows from investing activities
Capital expenditures	(401)	(320)	(180)
Proceeds from sale of businesses, net of cash sold	4	7
Proceeds from sale of property, plant and equipment	26	32	2
Acquisition of business			(22)
Other	(1)

Net cash used for investing activities	(372)	(281)	(200)

Cash flows from financing activities
Proceeds from long-term debt	1,770	745	400
Payments of long-term debt	(1,069)	(734)	(1,044)
Net change in revolving credit facility and short-term debt	(192)	278	82
Debt issue costs	(22)	(31)	(8)
Common stock issued	11	13	23
Common stock repurchased	(312)	(255)	(4)
Purchase of noncontrolling interests	(202)	(169)
Dividends paid to noncontrolling interests	(104)	(112)	(87)
Other	(9)	(34)	(63)

Net cash used for financing activities	(129)	(299)	(701)

Effect of exchange rate changes on cash and cash equivalents	1	(6)	8

Net change in cash and cash equivalents	(121)	4	(137)

Cash and cash equivalents at January 1	463	459	596

Cash and cash equivalents at December 31	$342	$463	$459

The accompanying notes are an integral part of these consolidated financial statements.

Crown Holdings, Inc.

CONSOLIDATED STATEMENTS OF EQUITY

(in millions, except share data)

	Crown Holdings, Inc. Shareholders’ Equity
	Common Stock	Paid-in Capital	Accumulated Earnings/ (Deficit)	Accumulated Other Comprehensive Loss	Treasury Stock	Total Crown Equity	Noncontrolling Interests	Total

Balance at January 1, 2009	$929	$1,510	$(428)	$(2,195)	$(133)	$(317)	$353	$36

Net income			334			334	116	450
Other comprehensive loss				(60)		(60)	5	(55)
Dividends paid to noncontrolling interests							(87)	(87)
Restricted stock awarded		(3)			3
Stock-based compensation		18				18		18
Common stock issued		14			9	23		23
Common stock repurchased		(3)			(1)	(4)		(4)
Acquisition of business							2	2

Balance at December 31, 2009	$929	$1,536	$(94)	$(2,255)	$(122)	$(6)	$389	$383

Net income			324			324	128	452
Other comprehensive loss				(87)		(87)	(7)	(94)
Dividends paid to noncontrolling interests							(112)	(112)
Restricted stock awarded		(3)			3
Stock-based compensation		20				20		20
Common stock issued		7			6	13		13
Common stock repurchased		(215)			(40)	(255)		(255)
Purchase of noncontrolling interests		(114)		9		(105)	(64)	(169)
Sale of business							(9)	(9)

Balance at December 31, 2010	$929	$1,231	$230	$(2,333)	$(153)	$(96)	$325	$229

Net income			$282			$282	$114	$396
Other comprehensive loss				(263)		(263)	(4)	(267)
Dividends paid to noncontrolling interests							(104)	(104)
Contribution from noncontrolling interests							2	2
Restricted stock awarded		(2)			2
Stock-based compensation		18				18		18
Common stock issued		7			4	11		11
Common stock repurchased		(272)			(40)	(312)		(312)
Purchase of noncontrolling interests		(119)		6		(113)	(99)	(212)

Balance at December 31, 2011	$929	$863	$512	$(2,590)	$(187)	$(473)	$234	$(239)

The accompanying notes are an integral part of these consolidated financial statements.

Crown Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share, per share, employee and statistical data)

A.	Summary of Significant Accounting Policies

Business and Principles of Consolidation. The consolidated financial statements include the accounts of Crown Holdings, Inc. (the “Company”) and its consolidated subsidiary companies (where the context requires, the “Company” shall include reference to the Company and its consolidated subsidiary companies).

The Company manufactures and sells metal containers, metal closures, and canmaking equipment. These products are manufactured in the Company’s plants both within and outside the U.S. and are sold through the Company’s sales organization to the soft drink, food, citrus, brewing, household products, personal care and various other industries. The financial statements were prepared in conformity with accounting principles generally accepted in the United States of America and reflect management’s estimates and assumptions. Actual results could differ from those estimates, impacting reported results of operations and financial position. All intercompany accounts and transactions are eliminated in consolidation. In deciding which entities should be reported on a consolidated basis, the Company first determines whether the entity is a variable interest entity (“VIE”). If an entity is a VIE, the Company determines whether it is the primary beneficiary based on whether it (1) has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance and (2) has the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. If an entity is not a VIE, the Company consolidates those entities in which it has control, including certain subsidiaries that are not majority-owned. Certain of the Company’s agreements with noncontrolling interests contain provisions in which the Company would surrender certain decision-making rights upon a change in control of the Company. AccordingIy, consolidation of these operations may no longer be appropriate subsequent to a change in control of the Company, as defined in the agreements. Investments in companies in which the Company does not have control, but has the ability to exercise significant influence over operating and financial policies, are accounted for by the equity method. Investments in securities where the Company does not have the ability to exercise significant influence over operating and financial policies, and whose fair value is readily determinable such as those listed on a securities exchange, are referred to as “available for sale securities” and reported at their fair value with unrealized gains and losses reported in accumulated other comprehensive income in equity. Other investments are carried at cost.

Foreign Currency Translation. For non-U.S. subsidiaries which operate in a local currency environment, assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income, expense and cash flow items are translated at average exchange rates prevailing during the year. Translation adjustments for these subsidiaries are accumulated as a separate component of accumulated other comprehensive income in equity. For non-U.S. subsidiaries that use a U.S. dollar functional currency, local currency inventories and property, plant and equipment are translated into U.S. dollars at approximate rates prevailing when acquired; all other assets and liabilities are translated at year-end exchange rates. Inventories charged to cost of sales and depreciation are remeasured at historical rates; all other income and expense items are translated at average exchange rates prevailing during the year. Gains and losses which result from remeasurement are included in earnings.

Revenue Recognition. Revenue is recognized from product sales when the goods are shipped and the title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, returns, and other adjustments are estimated and provided for in the period that the related sales are recorded. Taxes collected from customers and remitted to governmental authorities are excluded from net sales. Shipping and handling fees and costs are reported as cost of products sold.

Stock-Based Compensation. The Company has stock-based employee compensation plans that are currently comprised of fixed stock option grants and restricted stock awards. Compensation expense is recognized over the vesting period on a straight-line basis using the grant date fair value of the award and the estimated number of awards that are expected to vest. The Company’s plans provide for stock awards which include accelerated vesting upon retirement, disability, or death of eligible employees. The Company considers a stock-based award to be vested when the service period is no longer contingent on the employee providing future service. Accordingly, the related compensation cost is recognized immediately for awards granted to retirement-eligible individuals or over the period from the grant date to the date that retirement eligibility is achieved, if less than the stated vesting period.

Cash and Cash Equivalents. Cash equivalents represent investments with maturities of three months or less from the time of purchase and are carried at cost, which approximates fair value because of the short maturity of those instruments. Outstanding checks in excess of funds on deposit are included in accounts payable.

Crown Holdings, Inc.

Accounts Receivable and Allowance for Doubtful Accounts. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in the existing accounts receivable. The allowance is determined based on a review of individual accounts for collectibility, generally focusing on those accounts that are past due. The current year expense to adjust the allowance for doubtful accounts is recorded within cost of products sold in the consolidated statements of operations. Account balances are charged against the allowance when it is probable the receivable will not be recovered.

Inventory Valuation. Inventories are stated at the lower of cost or market, with cost for U.S. inventories principally determined under the first-in, first-out (“FIFO”) method. Non-U.S. inventories are principally determined under the average cost method.

Property, Plant and Equipment. Property, plant and equipment (“PP&E”) is carried at cost less accumulated depreciation and includes expenditures for new facilities and equipment and those costs which substantially increase the useful lives or capacity of existing PP&E. Cost of constructed assets includes capitalized interest incurred during the construction and development period. Maintenance and repairs, including labor and material costs for planned major maintenance such as annual production line overhauls, are expensed as incurred. When PP&E is retired or otherwise disposed, the net carrying amount is eliminated with any gain or loss on disposition recognized in earnings at that time.

Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows (in years):

Land improvements	25
Buildings and Building Improvements	25 – 40
Machinery and Equipment	3 – 14

Goodwill. Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, and other intangible assets are stated at cost. Potential impairment of goodwill is identified by comparing the fair value of a reporting unit, using a combination of market values for comparable businesses and discounted cash flow projections, to its carrying value including goodwill. Goodwill was allocated to the reporting units at the time of the acquisition based on the relative fair values of the reporting units. If the carrying value of a reporting unit exceeds its fair value, any impairment loss is measured by comparing the carrying value of the reporting unit’s goodwill to its implied fair value. Goodwill is tested for impairment in the fourth quarter of each year or when facts and circumstances indicate goodwill may be impaired.

Impairment or Disposal of Long-Lived Assets. In the event that facts and circumstances indicate that the carrying value of long-lived assets, primarily PP&E and certain identifiable intangible assets with finite lives, may be impaired, the Company performs a recoverability evaluation. If the evaluation indicates that the carrying value of an asset is not recoverable from its undiscounted cash flows, an impairment loss is measured by comparing the carrying value of the asset to its fair value, based on discounted cash flows. Long-lived assets classified as held for sale are presented in the balance sheet at the lower of their carrying value or fair value less cost to sell.

Taxes on Income. The provision for income taxes is determined using the asset and liability approach. Deferred taxes represent the future expected tax consequences of differences between the financial reporting and tax bases of assets and liabilities based upon enacted tax rates and laws. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

The with-and-without approach is used to account for utilization of windfall tax benefits arising from the Company’s stock-based compensation plans and only the direct impact of awards is considered when calculating the amount of windfalls or shortfalls. The Company uses the deferral method for accounting for investment tax credits. Income tax-related interest is reported as interest expense and penalties are reported as income tax expense.

Derivatives and Hedging. All outstanding derivative financial instruments are recognized in the balance sheet at their fair values. The impact on earnings from recognizing the fair values of these instruments depends on their intended use, their hedge designation and their effectiveness in offsetting changes in the fair values of the exposures they are hedging. Changes in the fair values of instruments designated to reduce or eliminate adverse fluctuations in the fair values of recognized assets and liabilities and unrecognized firm commitments are reported currently in earnings along with changes in the fair values of the hedged items. Changes in the effective portions of the fair values of instruments

Crown Holdings, Inc.

used to reduce or eliminate adverse fluctuations in cash flows of anticipated or forecasted transactions are reported in equity as a component of accumulated other comprehensive income. Amounts in accumulated other comprehensive income are reclassified to earnings when the related hedged items impact earnings or the anticipated transactions are no longer probable. Changes in the fair values of derivative instruments that are not designated as hedges or do not qualify for hedge accounting treatment are reported currently in earnings. Amounts reported in earnings are classified consistent with the item being hedged.

The effectiveness of derivative instruments in reducing risks associated with the hedged exposures is assessed at inception and on an ongoing basis. Any amounts excluded from the assessment of hedge effectiveness, and any ineffective portion of designated hedges, are reported currently in earnings. Time value, a component of an instrument’s fair value, is excluded in assessing effectiveness for fair value hedges, except hedges of firm commitments, and included for cash flow hedges.

Hedge accounting is discontinued prospectively when (i) the instrument is no longer effective in offsetting changes in fair value or cash flows of the underlying hedged item, (ii) the instrument expires, is sold, terminated or exercised, or (iii) designating the instrument as a hedge is no longer appropriate.

The Company formally documents all relationships between its hedging instruments and hedged items at inception, including its risk management objective and strategy for establishing various hedge relationships. Cash flows from hedging instruments are classified in the Consolidated Statements of Cash Flows consistent with the items being hedged.

Treasury Stock. Treasury stock is reported at par value. The excess of fair value over par value is first charged to paid-in capital, if any, and then to retained earnings.

Research and Development. Net research, development and engineering costs of $43, $42 and $42 in 2011, 2010 and 2009, respectively, were expensed as incurred and reported in selling and administrative expense in the Consolidated Statements of Operations. Substantially all engineering and development costs are related to developing new products or designing significant improvements to existing products or processes. Costs primarily include employee salaries and benefits and facility costs.

Reclassifications and Retrospective Adjustments. These consolidated financial statements include certain reclassifications and retrospective adjustments that have been made to the consolidated financial statements that were filed by the Company in its Form 10-K for the year ended December 31, 2011, including:

•

These consolidated financial statements have been retroactively adjusted for changes in the presentation of comprehensive income as described below under Recent Accounting and Reporting Pronouncements.

•

The condensed combining balance sheet of Crown European Holdings SA at December 31, 2011 in Note Z was retroactively revised to reclassify a consolidation entry to net certain value added tax receivables and payables from non-guarantor subsidiaries to guarantor subsidiaries. The impact was a $226 decrease to both receivables and accounts payable and accrued liabilities of guarantor subsidiaries with a corresponding increase to non-guarantor subsidiaries.

Recent Accounting and Reporting Pronouncements. Effective January 1, 2010, the Company adopted the FASB’s amended guidance on transfers of financial assets. The guidance removes the concept of a qualifying special-purpose entity, establishes a new “participating interest” definition that must be met for transfers of portions of financial assets to be eligible for sale accounting and clarifies and amends the derecognition criteria for a transfer to be accounted for as a sale. As a result of adopting the guidance, the Company’s receivables securitization and certain factoring facilities are now accounted for as secured borrowings. The impact of adopting the new guidance was to increase both the Company’s receivables and short-term debt on its Consolidated Balance Sheet as of December 31, 2010 and to increase both net cash used for operating activities and net cash provided by financing activities on the Company’s Consolidated Statement of Cash Flows for the year ended December 31, 2010 by $208.

In September 2011, the FASB issued changes to the testing of goodwill for impairment. These changes give companies the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity elects to perform a qualitative assessment and determines that an impairment is more likely than not, the entity is then required to perform the existing two-step quantitative impairment test. An entity also may elect

Crown Holdings, Inc.

not to perform the qualitative assessment and, instead, go directly to the two-step quantitative impairment test. The Company early adopted the changes for its review of goodwill in the fourth quarter of 2011. As the changes do not affect the outcome of the impairment analysis of a reporting unit, there was no impact on the Company’s Consolidated Financial Statements.

In September 2011, the FASB issued revised disclosure requirements for companies that participate in multiemployer pension plans. The disclosures are intended to provide more information about an employer’s financial obligations to a multiemployer pension plan and about the financial health of significant plans in which the employer participates. The disclosures are required for individually significant plans and include legal name and employer identification number of the plan, amount of employer contributions to each significant plan, whether the employer’s contributions represent more than 5% of total contributions to the plan and an indication of which plans, if any, are subject to a funding improvement plan or are considered in critical or endangered status. The Company evaluated its participation in multiemployer plans and determined that none are individually significant and the revised disclosure requirements did not impact the Company’s financial statements.

In January 2012, the Company adopted changes issued by the FASB to the presentation of comprehensive income. These changes give companies the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The changes eliminated the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income were not changed. Additionally, no changes were made to the calculation and presentation of earnings per share. Other than changes to presentation, these changes had no impact on the Company’s consolidated financial statements. The financial statements included in this report are presented in accordance with these changes and all prior period information has been reclassified.

B.	Accumulated Other Comprehensive Loss Attributable to Crown Holdings

	2011	2010
Pension and postretirement adjustments	$(1,819)	$(1,699)
Cumulative translation adjustments	(723)	(673)
Derivatives qualifying as hedges	(48)	39

	$(2,590)	$(2,333)

C.	Receivables

	2011	2010
Accounts and notes receivable	$834	$829
Less: allowance for doubtful accounts	(37)	(40)

Net trade receivables	797	789
Miscellaneous receivables	151	147

	$948	$936

The Company utilizes receivable securitization facilities in the normal course of business as part of managing its cash flows. As of December 31, 2011, the Company has a $200 securitization facility available in North America. The Company has determined that transactions under this facility do not qualify for sale accounting and has therefore accounted for the transactions as secured borrowings with the receivables and associated liabilities recognized in the Company’s Consolidated Balance Sheets.

In addition, the Company utilizes receivables factoring arrangements in the normal course of business as part of managing cash flows for its European operations. Under these arrangements, the Company sells its entire interest in specified receivables to various third parties. Where the Company has surrendered control over factored receivables, the Company has accounted for the transfers as sales.

Crown Holdings, Inc.

The Company’s continuing involvement in factored receivables accounted for as sales is limited to servicing the receivables. The Company receives adequate compensation for servicing the receivables and no servicing asset or liability is recorded.

At December 31, the amounts securitized or factored were as follows:

	2011	2010
Accounted for as secured borrowings	$113	$208
Accounted for as sales	$297	$210

In 2011, 2010 and 2009, the Company recorded expenses related to securitization and factoring facilities of $10 in each year as interest expense.

Collections from customers on securitized or factored receivables and related fees and costs are included in operating activities in the Consolidated Statements of Cash Flows. Proceeds and repayments related to securitization or factoring transactions that do not qualify for sale accounting are included in financing activities in the Consolidated Statements of Cash Flows.

D.	Inventories

	2011	2010
Finished goods	$410	$365
Work in process	136	128
Raw materials and supplies	602	567

	$1,148	$1,060

E.	Goodwill

Changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2011 and 2010 were as follows:

	Americas Beverage	North America Food	European Beverage	European Food	European Specialty Packaging	Non- reportable segments	Total
Balance at January 1, 2010:
Goodwill	$454	$158	$773	$1,336	$139	$166	$3,026
Accumulated impairment losses	(29)		(73)	(724)	(139)	(11)	(976)

Net	425	158	700	612	0	155	2,050
Foreign currency translation	3	4	(30)	(36)		(7)	(66)

Balance at December 31, 2010:
Goodwill	457	162	743	1,300	139	159	2,960
Accumulated impairment losses	(29)		(73)	(724)	(139)	(11)	(976)

Net	428	162	670	576	0	148	1,984
Foreign currency translation	(2)		(11)	(16)		(3)	(32)

Balance at December 31, 2011:
Goodwill	455	162	732	1,284	139	156	2,928
Accumulated impairment losses	(29)		(73)	(724)	(139)	(11)	(976)

Net	$426	$162	$659	$560	$0	$145	$1,952

Crown Holdings, Inc.

F.	Property, Plant and Equipment

	2011	2010
Buildings and improvements	$806	$804
Machinery and equipment	4,195	4,062
Land and improvements	136	145
Construction in progress	211	174

	5,348	5,185
Less: accumulated depreciation and amortization	(3,597)	(3,575)

	$1,751	$1,610

G.	Other Non-Current Assets

	2011	2010
Deferred taxes	$452	$530
Debt issue costs	49	44
Investments	25	26
Fair value of derivatives		13
Other	36	43

	$562	$656

The investments caption includes the Company’s investments accounted for by the equity method and the cost method.

H.	Accounts Payable and Accrued Liabilities

	2011	2010
Trade accounts payable	$1,393	$1,300
Salaries, wages and other employee benefits, including pension and postretirement	164	189
Accrued taxes, other than on income	105	122
Fair value of derivatives	76	16
Accrued interest	45	38
Asbestos liabilities	25	25
Income taxes payable	13	30
Deferred taxes	10	20
Restructuring	58	23
Other	201	215

	$2,090	$1,978

I.	Other Non-Current Liabilities

	2011	2010
Asbestos liabilities	$224	$224
Deferred taxes	27	39
Postemployment benefits	44	43
Income taxes payable	32	27
Environmental	12	13
Fair value of derivatives	6
Other	144	139

	$489	$485

Income taxes payable includes uncertain tax positions as discussed in Note W.

Crown Holdings, Inc.

J.	Lease Commitments

The Company leases manufacturing, warehouse and office facilities and certain equipment. Certain non-cancelable leases are classified as capital leases and are included in property, plant and equipment. Other long-term non-cancelable leases are classified as operating leases and are not capitalized. Certain of the leases contain renewal or purchase options, but the leases do not contain significant contingent rental payments, escalation clauses, rent holidays, rent concessions or leasehold improvement incentives. The amount of capital leases reported as capital assets, net of accumulated amortization, was $1 and $2 at December 31, 2011 and 2010, respectively.

Under long-term operating leases, minimum annual rentals are $54 in 2012, $41 in 2013, $26 in 2014, $17 in 2015, $12 in 2016 and $43 thereafter. Such rental commitments have been reduced by minimum sublease rentals of $7 due under non-cancelable subleases. The present value of future minimum payments on capital leases was $1 as of December 31, 2011. Rental expense (net of sublease rental income) was $62, $60 and $62 in 2011, 2010 and 2009, respectively. Amortization of capital leases is reported in depreciation and amortization expense in the Consolidated Statements of Operations.

K.	Provision for Asbestos

Crown Cork & Seal Company, Inc. (“Crown Cork”) is one of many defendants in a substantial number of lawsuits filed throughout the U.S. by persons alleging bodily injury as a result of exposure to asbestos. These claims arose from the insulation operations of a U.S. company, the majority of whose stock Crown Cork purchased in 1963. Approximately ninety days after the stock purchase, this U.S. company sold its insulation assets and was later merged into Crown Cork.

Prior to 1998, amounts paid to asbestos claimants were covered by a fund made available to Crown Cork under a 1985 settlement with carriers insuring Crown Cork through 1976, when Crown Cork became self-insured. The fund was depleted in 1998 and the Company has no remaining coverage for asbestos-related costs.

During 2010 and 2011, the states of Alabama, Nebraska, South Dakota and Wyoming enacted legislation that limits asbestos-related liabilities under state law of companies such as Crown Cork that allegedly incurred these liabilities because they are successors by corporate merger to companies that had been involved with asbestos.

Similar legislation was enacted in Florida, Georgia, Indiana, Mississippi, North Dakota, Ohio, Oklahoma, South Carolina and Wisconsin in recent years. The legislation, which applies to future and, with the exception of Georgia, South Carolina, South Dakota and Wyoming, pending claims, caps asbestos-related liabilities at the fair market value of the predecessor’s total gross assets adjusted for inflation. Crown Cork has paid significantly more for asbestos-related claims than the total value of its predecessor’s assets adjusted for inflation. Crown Cork has integrated the legislation into its claims defense strategy. The Company cautions, however, that the legislation may be challenged and there can be no assurance regarding the ultimate effect of the legislation on Crown Cork.

In June 2003, the State of Texas enacted legislation that limits the asbestos-related liabilities in Texas courts of companies such as Crown Cork that allegedly incurred these liabilities because they are successors by corporate merger to companies that had been involved with asbestos. The Texas legislation, which applies to future claims and pending claims, caps asbestos-related liabilities at the total gross value of the predecessor’s assets adjusted for inflation. Crown Cork has paid significantly more for asbestos-related claims than the total adjusted value of its predecessor’s assets.

On October 22, 2010, the Texas Supreme Court, in a 6-2 decision, reversed a lower court decision, Barbara Robinson v. Crown Cork & Seal Company, Inc., No. 14-04-00658-CV, Fourteenth Court of Appeals, Texas, which had upheld the dismissal of an asbestos-related case against Crown Cork. The Texas Supreme Court held that the Texas legislation was unconstitutional under the Texas Constitution when applied to asbestos-related claims pending against Crown Cork when the legislation was enacted in June of 2003. In 2010, the Company recorded a pre-tax charge of $15 including estimated legal fees to increase its accrual for asbestos related costs for claims pending in Texas on June 11, 2003. The Company believes that the decision of the Texas Supreme Court is limited to retroactive application of the Texas legislation to asbestos-related cases that were pending against Crown Cork in Texas on June 11, 2003 and therefore continues to assign no value to claims filed after June 11, 2003.

Crown Holdings, Inc.

In December 2001, the Commonwealth of Pennsylvania enacted legislation that limits the asbestos-related liabilities of Pennsylvania corporations that are successors by corporate merger to companies involved with asbestos. The legislation limits the successor’s liability for asbestos to the acquired company’s asset value adjusted for inflation. Crown Cork has paid significantly more for asbestos-related claims than the acquired company’s adjusted asset value. In November 2004, the legislation was amended to address a Pennsylvania Supreme Court decision (Ieropoli v. AC&S Corporation, et. al., No. 117 EM 2002) which held that the statute violated the Pennsylvania Constitution due to retroactive application. The Company cautions that the limitations of the statute, as amended, are subject to litigation and may not be upheld. Adverse rulings in cases challenging the constitutionality of the Pennsylvania statute could have a material impact on the Company.

The Company’s approximate claims activity for the years ended 2011, 2010 and 2009 was as follows:

	2011	2010	2009
Beginning claims	50,000	50,000	50,000
New claims	2,000	2,000	3,000
Settled or dismissed claims	(2,000)	(2,000)	(3,000)

Ending claims	50,000	50,000	50,000

The Company’s approximate cash payments during the years ended 2011, 2010 and 2009 were as follows:

	2011	2010	2009
Asbestos-related payments	$28	$27	$26
Settled claims payments	20	17	17

As of December 31, the Company’s outstanding claims by year of exposure and state filed were approximately as follows:

	2011	2010
Claimants alleging first exposure after 1964	15,000	15,000
Claimants alleging first exposure before or during 1964 filed in:
Texas	12,000	12,000
Pennsylvania	2,000	2,000
Other states that have enacted asbestos legislation	6,000	6,000
Other states	15,000	15,000

Total claims outstanding	50,000	50,000

The outstanding claims in each period exclude 3,100 pending claims involving plaintiffs who allege that they are, or were, maritime workers subject to exposure to asbestos, but whose claims the Company believes will not have a material effect on the Company’s consolidated results of operations, financial position or cash flow. The outstanding claims also exclude approximately 19,000 inactive claims. Due to the passage of time, the Company considers it unlikely that the plaintiffs in these cases will pursue further action against the Company. The exclusion of these inactive claims had no effect on the calculation of the Company’s accrual as the claims were filed in states, as described above, where the Company’s liability is limited by statute.

Historically (1977-2011), Crown Cork estimates that approximately one-quarter of all asbestos-related claims made against it have been asserted by claimants who claim first exposure to asbestos after 1964.

With respect to claimants alleging first exposure to asbestos before or during 1964, the Company does not include in its accrual any amounts for settlements in states where the Company’s liability is limited by statute except for certain pending claims in Texas as described above.

With respect to post-1964 claims, regardless of the existence of asbestos legislation, the Company does not include in its accrual any amounts for settlement of these claims because of increased difficulty of establishing identification of relevant insulation products as the cause of injury. Given our settlement experience with post-1964 claims, we do not believe that an adverse ruling in the Texas or Pennsylvania asbestos litigation cases, or in any other state that has enacted asbestos legislation, would have a material impact on the Company with respect to such claims.

Crown Holdings, Inc.

As of December 31 for the years ended 2011, 2010 and 2009, the percentage of outstanding claims related to claimants alleging serious diseases (primarily mesothelioma and other malignancies) were approximately as follows:

	2011	2010	2009
Total claims	18%	18%	16%
Pre-1964 claims in states without asbestos legislation	33%	31%	29%

Crown Cork has entered into arrangements with plaintiffs’ counsel in certain jurisdictions with respect to claims which are not yet filed, or asserted, against us. However, Crown Cork expects claims under these arrangements to be filed or asserted against Crown Cork in the future. The projected value of these claims is included in the Company’s estimated liability as of December 31, 2011.

As of December 31, 2011 and 2010, the Company’s accrual for pending and future asbestos-related claims and related legal costs was $249 and $249, including $198 and $196 for unasserted claims. The Company’s accrual as of December 31, 2011 includes estimated probable costs for claims through the year 2021. The Company’s accrual excludes potential costs for claims beyond 2021 because the Company believes that the key assumptions underlying its accrual are subject to greater uncertainty as the projection period lengthens.

Approximately 88% of the claims outstanding at the end of 2011 were filed by plaintiffs who do not claim a specific amount of damages or claim a minimum amount as established by court rules relating to jurisdiction; approximately 11% were filed by plaintiffs who claim damages of less than $5; approximately 1% were filed by plaintiffs who claim damages from $5 to less than $100 (90% of whom claim damages less than $25) and 9 were filed by plaintiffs who claim damages in excess of $100.

It is reasonably possible that the actual loss could be in excess of the Company’s accrual. However, the Company is unable to estimate the reasonably possible loss in excess of its accrual due to uncertainty in the following assumptions that underlie the Company’s accrual and the possibility of losses in excess of such accrual: the amount of damages sought by the claimant, the Company and claimant’s willingness to negotiate a settlement, the terms of settlements of other defendants with asbestos-related liabilities, the bankruptcy filings of other defendants (which may result in additional claims and higher settlements for non-bankrupt defendants), the nature of pending and future claims (including the seriousness of alleged disease, whether claimants allege first exposure to asbestos before or during 1964 and the claimant’s ability to demonstrate the alleged link to Crown Cork), the volatility of the litigation environment, the defense strategies available to the Company, the level of future claims, the rate of receipt of claims, the jurisdiction in which claims are filed, and the effect of state asbestos legislation (including the validity and applicability of the Pennsylvania legislation to non-Pennsylvania jurisdictions, where the substantial majority of the Company’s asbestos cases are filed).

L.	Commitments and Contingent Liabilities

The Company, along with others in most cases, has been identified by the EPA or a comparable state environmental agency as a Potentially Responsible Party (“PRP”) at a number of sites and has recorded aggregate accruals of $6 for its share of estimated future remediation costs at these sites. The Company has been identified as having either directly or indirectly disposed of commercial or industrial waste at the sites subject to the accrual, and where appropriate and supported by available information, generally has agreed to be responsible for a percentage of future remediation costs based on an estimated volume of materials disposed in proportion to the total materials disposed at each site. The Company has not had monetary sanctions imposed nor has the Company been notified of any potential monetary sanctions at any of the sites. The Company has also recorded aggregate accruals of $8 for remediation activities at various worldwide locations that are owned by the Company and for which the Company is not a member of a PRP group. Actual expenditures for remediation were $2 in each of the years 2011, 2010 and 2009.

The Company records an undiscounted environmental reserve when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. Reserves at December 31, 2011 are primarily for asserted claims and are based on internal and external environmental studies. The Company expects that the liabilities will be paid out over the period of remediation for the applicable sites, which in some cases may exceed ten years. Although the Company believes its reserves are adequate, there can be no assurance that the ultimate payments will not exceed the amount of the Company’s reserves and will not have a material effect on the Company’s consolidated results of operations, financial position and cash flow. Any possible loss or range of potential loss that may be incurred in excess of the recorded accruals cannot be estimated.

Crown Holdings, Inc.

In August 2010, the Spanish National Antitrust Commission issued a Proposal for Resolution (Propuesta de Resolución) alleging that Crown European Holdings SA, a wholly-owned subsidiary of the Company, and one of its subsidiaries violated Spanish and European competition law by coordinating certain commercial terms and exchanging information with competitors in Spain. The Proposal for Resolution does not constitute a decision on the merits and was replied to by the Company. In May 2011, the Antitrust Commission concluded that there was no violation and closed the investigation without rendering a formal decision. There can be no assurance that the Antitrust Commission will not re-open its investigation against the Company’s subsidiary in the event new facts or other circumstances justify a new investigation.

In July 2010, a subsidiary of the Company became aware of an investigation by the Netherlands Competition Authority in relation to competition law matters. In April 2011, the Netherlands Competition Authority terminated its investigation having found no evidence to support any charges against the Company’s subsidiary. There can be no assurance that the Netherlands Competition Authority will not re-open its investigation against the Company’s subsidiary in the event new facts or other circumstances justify a new investigation.

The Company’s Italian subsidiaries have received and expect to receive additional assessments for value added taxes and related income taxes from the Italian tax authorities resulting from certain third party suppliers’ failures to remit required value added tax payments due by those suppliers under Italian law with respect to purchases for resale to the Company. The assessments cover tax periods 2004, 2005 and 2006 and additional assessments are expected to cover periods 2007 through 2009. The expected total assessments resulting from these third party suppliers failing to remit the tax payments are approximately €40 ($52 at December 31, 2011) plus any applicable interest and penalties. In early 2012, the Company received rulings from lower level Italian courts on certain of the assessments of which one was favorable and the other was unfavorable to the Company. The Company expects both rulings to be appealed. The Company continues to believe that, if necessary, it should be able to successfully dispute the assessments and demonstrate in the appropriate Italian courts that it has no additional liability for the asserted taxes. While the Company intends to dispute the assessments, there can be no assurance that it will be successful in such disputes or regarding the final amount of additional taxes, if any, payable to the Italian tax authorities.

The Company and its subsidiaries are also subject to various other lawsuits and claims with respect to labor, environmental, securities, vendor and other matters arising out of the normal course of business. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management believes that the ultimate liabilities resulting from such lawsuits and claims will not materially affect the Company’s consolidated results of operations, financial position or cash flow.

The Company has various commitments to purchase materials, supplies and utilities totaling approximately $5,618 as of December 31, 2011 as part of the ordinary conduct of business. The Company’s basic raw materials for its products are steel and aluminum, both of which are purchased from multiple sources. The Company is subject to fluctuations in the cost of these raw materials and has periodically adjusted its selling prices to reflect these movements. There can be no assurance, however, that the Company will be able to fully recover any increases or fluctuations in raw material costs from its customers. The Company also has commitments for standby letters of credit and for purchases of capital assets.

In January 2010, the Company received a one time payment of $20 as part of an overall resolution of a long-time dispute unrelated to the Company’s ongoing operations, customers or vendors, and recorded a gain of $20 within selling and administrative expense.

At December 31, 2011 the Company had certain indemnification agreements covering environmental remediation, lease payments, and other potential costs associated with properties sold or businesses divested. For agreements with defined liability limits the maximum potential amount of future liability was $12. Several agreements outstanding at December 31, 2011 did not provide liability limits. The Company also has guarantees of $15 related to the residual value of leased assets at December 31, 2011.

Crown Holdings, Inc.

M.	Restructuring

The Company recorded restructuring charges as follows:

	2011	2010	2009
European Division Headquarters	$20	$14	$0
North America Food	3	28	24
European Food	9	0	14
Other Europe	45	0	5

	$77	$42	$43

European Division Headquarters

In 2010, the Company announced the relocation of its European Division headquarters and management to Switzerland effective January 1, 2011 in order to benefit from a more centralized management location. As of December 31, 2011, the Company incurred costs of $34 which are expected to be the total costs related to the relocation.

The following table summarizes the restructuring accrual balances and utilization by cost type for the relocation:

	Termination costs	Other exit costs	Asset write- Downs	Total

Balance at December 31, 2009	$0	$0	$0	$0
Provisions	8	6	0	14
Payments made	0	(4)	0	(4)

Balance at December 31, 2010	$8	$2	$0	$10
Provisions	1	19	0	20
Payments made	(8)	(2)	0	(10)
Foreign currency translation	(1)	0	0	(1)

Balance at December 31, 2011	$0	$19	$0	$19

Other exit costs of $19 in 2011 represent the estimated employee compensation costs resulting from an intercompany payment related to the relocation. The Company expects to pay these costs over the next one to four years.

North America Food

In 2009 and 2010, the Company initiated restructuring actions to reduce cost through consolidation of certain U.S. and Canadian operations resulting in the closure of certain Canadian plants and headcount reductions of approximately 400.

As of December 31, 2011, the Company incurred total costs of $55 related to the closures and may incur future additional charges for pension settlements of approximately $5 when the Company receives regulatory approval and settles the obligations.

These actions are expected to be completed in 2013.

Crown Holdings, Inc.

The following table summarizes the restructuring accrual balances and utilization by cost type for these restructurings:

	Termination costs	Other exit costs	Asset write- Downs	Total

Balance at December 31, 2009	$6	$0	$0	$6
Provisions	12	6	10	28
Payments made	(5)	(6)	0	(11)
Reclassified to other accounts	(10)	0	(10)	(20)

Balance at December 31, 2010	$3	$0	$0	$3
Provisions	1	2	0	3
Payments made	(2)	(2)	0	(4)

Balance at December 31, 2011	$2	$0	$0	$2

European Food

In 2009, the Company initiated restructuring actions to reduce headcount as part of ongoing cost reduction efforts in its European Food segment. These actions resulted in headcount reductions of approximately 160 and total costs of $14. In 2011, the Company initiated further restructurings in its European Food segment resulting in headcount reductions of approximately 121. The Company expects these actions to be completed in 2012 at a total cost of $11.

The following table summarizes the restructuring accrual balances and utilization by cost type for these actions:

	Termination costs	Other exit costs	Asset write- Downs	Total

Balance at December 31, 2009	$14	$0	$0	$14
Payments made	(7)	0	0	(7)

Balance at December 31, 2010	$7	$0	$0	$7
Provisions	9	0	0	9
Payments made	(4)	0	0	(4)
Foreign currency translation	(2)	0	0	(2)

Balance at December 31, 2011	$10	$0	$0	$10

Other Europe

In 2009, the Company initiated restructuring actions to reduce headcount as part of ongoing cost reduction efforts throughout Europe. These actions resulted in headcount reductions of approximately 90 and a total cost of $5. In 2011, the Company initiated further restructurings throughout Western Europe, primarily in its European Aerosol operations, to reduce manufacturing capacity and headcount by approximately 360 employees. The Company expects these actions to be completed in 2013 at a total cost of $53.

The following table summarizes the restructuring accrual balances and utilization by cost type for these actions:

	Termination costs	Other exit costs	Asset write- Downs	Total

Balance at December 31, 2009	$5	$0	$0	$5
Payments made	(2)	0	0	(2)

Balance at December 31, 2010	$3	$0	$0	$3
Provisions	45	0	0	45
Payments made	(1)	0	0	(1)
Foreign currency translation	(1)	0	0	(1)

Balance at December 31, 2011	$46	$0	$0	$46

Crown Holdings, Inc.

N.	Asset Impairments and Sales

During 2011, the Company recorded a net charge of $6 for asset impairments and sales including a loss of $4 for the insurance deductible related to its beverage can plant in Thailand that was shut down in October due to damage caused by severe flooding. As a result of the flooding, the company wrote-off $23 of property, plant and equipment which was fully offset by anticipated insurance proceeds which the Company recognized because realization of such proceeds is considered probable.

During 2010, the Company recorded a net gain of $18 for asset impairments and sales including a gain of $14 from sales of Canadian real estate as a result of previously announced plant closings and $4 from the sale of the Company’s plastic closures business in Brazil.

During 2009, the Company recorded a net gain of $6 for asset impairments and sales including a gain of $8 from the sale of surplus land in a European food can business, partially offset by $2 of other net losses from asset sales and impairment charges.

O.	Capital Stock

A summary of common stock activity for the year ended December 31 is as follows (in shares):

	2011	2010	2009
Common stock outstanding at January 1	155,256,791	161,483,074	159,191,238
Shares repurchased	(7,965,176)	(7,959,707)	(182,574)
Shares issued upon exercise of employee stock options	666,183	1,219,680	1,822,173
Restricted stock issued to employees	463,885	481,326	615,839
Shares issued to non-employee directors	27,610	32,418	36,398

Common stock outstanding at December 31	148,449,293	155,256,791	161,483,074

During 2011, the Company repurchased shares of its common stock pursuant to accelerated share repurchase agreements as follows:

•

In April, the Company paid $6 to settle the purchase price adjustment of an accelerated share repurchase agreement from December 2010. The payment did not result in the Company receiving any additional shares.

•	In May, the Company paid $200 to purchase 5,018,701 shares of its common stock under an accelerated share repurchase program.

•

In December, the Company paid $100 to purchase shares of its common stock under an accelerated repurchase program. Pursuant to the agreement, the Company initially purchased 2,771,004 shares. The total number of shares to be repurchased will be based on the Company’s volume-weighted average stock price (subject to provisions establishing a maximum price) during the term of the transaction, which is expected to be completed in the first quarter of 2012.

The share repurchases were made pursuant to an authorization from the Company’s Board of Directors to repurchase up to $600 of the Company’s common stock through the end of 2012. Share repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions. As of December 31, 2011, $294 of the Company’s outstanding common stock may be repurchased under this program.

The Company is not obligated to acquire any shares of its common stock and the share repurchase program may be suspended or terminated at any time at the Company’s discretion. Share repurchases are subject to the terms of the Company’s debt agreements, market conditions and other factors. The repurchased shares, if any, are expected to be used for the Company’s stock-based benefit plans, as required, and to offset dilution resulting from the issuance of shares thereunder, and for other general corporate purposes.

Crown Holdings, Inc.

The Board of Directors has the authority to issue, at any time or from time to time, up to 30 million shares of preferred stock in one or more classes or series of classes. Such shares of preferred stock would not be entitled to more than one vote per share when voting as a class with holders of the Company’s common stock. The voting rights and such designations, preferences, limitations and special rights are subject to the terms of the Company’s Articles of Incorporation, determined by the Board of Directors.

In 2003, the Board of Directors adopted a Shareholders’ Rights Plan, as amended in 2004, and declared a dividend of one right for each outstanding share of common stock. Such rights only become exercisable, or transferable apart from the common stock, after a person or group acquires beneficial ownership of, or commences a tender or exchange offer for, 15% or more of the Company’s common stock. Each right then may be exercised to acquire one share of common stock at an exercise price of $200, subject to adjustment. Alternatively, under certain circumstances involving the acquisition by a person or group of 15% or more of the Company’s common stock, each right will entitle its holder to purchase a number of shares of the Company’s common stock having a market value of two times the exercise price of the right. In the event the Company is acquired in a merger or other business combination transaction after a person or group has acquired 15% or more of the Company’s common stock, each right will entitle its holder to purchase a number of the acquiring company’s common shares having a market value of two times the exercise price of the right. The rights may be redeemed by the Company at $.01 per right at any time until the tenth day following public announcement that a 15% position has been acquired. The rights expire on August 10, 2015.

The Company’s ability to pay dividends and repurchase its common stock is limited by certain restrictions in its debt agreements. These restrictions are subject to a number of exceptions, however, allowing the Company to make otherwise restricted payments. The amount of restricted payments permitted to be made, including dividends and repurchases of the Company’s common stock, is generally limited to the cumulative excess of $200 plus 50% of adjusted net income plus proceeds from the exercise of employee stock options over the aggregate of restricted payments made since July 2004. Adjustments to net income may include, but are not limited to, items such as asset impairments, gains and losses from asset sales and early extinguishments of debt.

P.	Stock-Based Compensation

The Company’s shareholder-approved stock-based incentive compensation plans provide for the granting of awards in the form of stock options, deferred stock, restricted stock or stock appreciation rights (“SARs”). The awards may be subject to the achievement of certain performance goals, generally based on market conditions, as determined by the Plan Committee designated by the Company’s Board of Directors. Shares awarded under the plans are issued from the Company’s treasury shares. As of December 31, 2011, approximately 2.0 million shares are available for future awards under the Company’s 2006 stock-based incentive compensation plan. There have been no awards of SARs or deferred stock.

Stock-based compensation expense was as follows:

	2011	2010	2009
Stock options	$5	$5	$5
Restricted stock	12	14	13

Stock Options

A summary of stock option activity follows:

	2011
	Shares	Weighted average exercise price
Options outstanding at January 1	4,468,002	$18.08
Granted	97,500	39.84
Exercised	(669,683)	14.61
Forfeited	(96,900)	23.45
Expired	(12,500)	18.49

Options outstanding at December 31	3,786,419	19.12

Options fully vested or expected to vest at December 31	3,732,333	$18.98

Crown Holdings, Inc.

The following table summarizes outstanding and exercisable options at December 31, 2011:

Options Outstanding				Options Exercisable
Range of exercise prices	Number outstanding	Weighted average remaining contractual life in years	Weighted average exercise price	Number exercisable	Weighted average exercise price
$5.30 to $8.60	923,953	2.3	$8.52	923,953	$8.52
$8.75 to $23.19	315,000	2.4	9.72	309,000	9.46
$23.45	2,393,966	5.1	23.45	1,299,966	23.45
$23.88 to $40.01	153,500	8.2	34.65	24,000	25.03

	3,786,419	4.3	19.12	2,556,919	16.38

Outstanding stock options have a contractual term of ten years, are fixed-price and non-qualified. Options granted in 2007 or later vest over six years at 20% per year with initial vesting on the second anniversary of the grant.

Options outstanding at December 31, 2011 had an aggregate intrinsic value (which is the amount by which the stock price exceeded the exercise price of the options as of December 31, 2011) of $55. The aggregate intrinsic value of options exercised during the years ended December 31, 2011, 2010 and 2009 was $15, $24 and $22, respectively. Cash received from exercise of stock options during 2011 was $11.

At December 31, 2011, shares that were fully vested or expected to vest had an aggregate intrinsic value of $55 and a weighted average remaining contractual term of 4.2 years, and shares exercisable had an aggregate intrinsic value of $44 and a weighted average remaining contractual term of 3.7 years. Also at December 31, 2011, there was approximately $6 of unrecognized compensation expense related to outstanding nonvested stock options with a weighted average recognition period of 1.5 years.

Stock options are valued at their grant date fair value using the Black-Scholes option pricing model. Valuations incorporate several variables, including expected term, expected volatility, and a risk-free interest rate. The expected term (which is the timeframe under which an award is exercised after grant) is derived from historical data about participant exercise and post-vesting employment termination patterns. Volatility is the expected fluctuation of the Company’s stock price in the market and is derived from a combination of historical data about the Company’s stock price and implied volatilities based on market data. The risk-free interest rate is the U.S. Treasury yield curve rate in effect at the date of the grant which has a contractual life similar to the option’s expected term.

The fair values of stock option grants during 2011, 2010 and 2009 were estimated using the following weighted average assumptions:

	2011	2010	2009
Risk-free interest rate	2.4%	2.6%	2.7%
Expected life of option (years)	6.8	6.0	6.0
Expected stock price volatility	31.7%	33.2%	33.7%
Expected dividend yield	0.0%	0.0%	0.0%

The weighted average grant-date fair values for options granted during 2011, 2010 and 2009 were $14.98, $10.14 and $10.01, respectively. The Company has assumed an annual forfeiture rate of between three and five percent in each year based on historical data of the forfeiture of nonvested share-based awards through the termination of service by plan participants.

Restricted Stock

Each year the Company awards shares to certain senior executives in the form of time-vested restricted stock and performance-based shares. The restricted stock vests ratably over three years on the anniversary date of the award. The performance-based shares cliff vest at the end of three years on the anniversary date of the award. The number of performance-based shares that will ultimately vest is based on the level of performance achieved, ranging between 0% and 200% of the shares originally awarded and will be settled in shares of common stock. The market performance criteria is the Company’s Total Shareholder Return (“TSR”), which includes share price appreciation and

Crown Holdings, Inc.

dividends paid, during the three-year term of the award measured against the TSR of a peer group of companies. Under the awards, participants who terminate employment for retirement, disability or death receive accelerated vesting of their time-vested awards to the date of termination. Performance-based awards will be issued to the terminated participants on the original vesting date.

A summary of transactions during the year ended December 31, 2011 follows:

Number of shares
Nonvested shares outstanding at January 1, 2011	1,059,481
Awarded:
Time-vesting	121,940
Performance-based	196,667
Performance-based– achieved 200% level (grant date fair value of $33.87)	145,278
Released:
Time-vesting shares awarded in 2008 through 2010	(235,313)
Performance-based shares awarded in 2008	(145,278)
Performance-based awards – achieved 200% level	(145,278)

Nonvested shares outstanding at December 31, 2011	997,497

The grant date fair value of restricted stock awarded in 2011, 2010 and 2009 follows:

	2011	2010	2009
Time-vested restricted stock	$33.70	$26.80	$18.87
Performance-based shares	$41.69	$36.25	$23.10

The 2011 awards included 121,940 shares of time-vested restricted stock and 196,667 performance-based shares. Additional performance-based shares of 145,278 were issued without restriction because the Company exceeded the level of performance established on the original date of the award in 2008 by 100%. The fair value of the performance-based shares awarded was calculated using a Monte Carlo valuation model. The variables used in the model included stock price volatility of 37.9%, an expected term of three years, and a risk-free interest rate of 1.02% along with other factors associated with the relative performance of the Company’s stock price and shareholder returns when compared to the companies in the peer group.

As of December 31, 2011, there was approximately $6 of unrecognized compensation cost related to outstanding nonvested restricted and performance-based stock awards. This cost is expected to be recognized over the remaining weighted average vesting period of one year. The aggregate intrinsic value of shares that were released on the vesting dates during the years ended December 31, 2011, 2010 and 2009, including additional performance-based shares issued, was $18, $13 and $11, respectively.

Crown Holdings, Inc.

Q.	Debt

	2011	2010
Short-term debt
Securitization	$100	$208
Bank loans/overdrafts/factoring	28	33

Total short-term debt	$128	$241

Long-term debt
Senior secured borrowings:
Revolving credit facilities	$119	$184
Term loan facilities
U.S. dollar at LIBOR plus 1.75% due 2012		147
Euro at EURIBOR plus 1.75% due 2012		145
U.S. dollar at LIBOR plus 1.75% due 2016	550
Euro (€274) at EURIBOR plus 1.75% due 2016	355
Euro 6.25% first priority notes due 2011		112
Senior notes and debentures:
U.S. dollar 7.75% due 2015		600
U.S. dollar 7.625% due 2017	400	400
Euro (€500) 7.125% due 2018	647	669
U.S. dollar 6.25% due 2021	700
U.S. dollar 7.375% due 2026	350	350
U.S. dollar 7.50% due 2096	64	64
Other indebtedness in various currencies:
Fixed rate with rates in 2011 from 1.0% to 8.5% due 2012 through 2019	178	111
Variable rate with average rates in 2011 from 3.63% to 6.50% due 2012 through 2015	52	37
Unamortized discounts	(11)	(12)

Total long-term debt	3,404	2,807
Less: current maturities	(67)	(158)

Total long-term debt, less current maturities	$3,337	$2,649

The weighted average interest rates were as follows:

	2011	2010	2009
Short-term debt	2.5%	2.7%	5.0%
Revolving credit facilities	3.6%	2.6%	5.4%

Aggregate maturities of long-term debt for the five years subsequent to 2011, excluding unamortized discounts, are $67, $219, $134, $175 and $645, respectively. Cash payments for interest during 2011, 2010 and 2009 were $203, $163 and $246, respectively.

The estimated fair value of the Company’s long-term borrowings, based on quoted market prices for the same or similar issues, was $3,684 at December 31, 2011.

2011 Activity

In January 2011, the Company sold $700 principal amount of 6.25% senior notes due 2021. The notes were issued at par by Crown Americas LLC and Crown Americas Capital Corp. III, each a subsidiary of the Company, and are unconditionally guaranteed by the Company and substantially all of its U.S. subsidiaries. The Company paid $11 in issue costs that will be amortized over the term of the debt.

In June 2011, the Company amended its existing senior secured credit facilities to add a $200 term loan facility and a €274 ($355 at December 31, 2011) term loan facility, each of which will mature in June 2016 and bear interest at LIBOR or EURIBOR plus 1.75%. The Company paid $6 in issue costs that will be amortized over the term of the facilities.

Crown Holdings, Inc.

In November 2011, the Company amended its existing senior secured credit facilities to add an additional $350 term loan facility which matures in June 2016 and bears interest at LIBOR plus 1.75%. The Company maintained the ability to enter into up to $1,000 of additional term loans under its existing facilities, subject to agreement from any participating lenders. The Company paid $5 in issue costs that will be amortized over the term of the facilities.

The Company recorded a loss from early extinguishments of debt of $32 including $27 for premiums paid and $5 for the write off of deferred financing fees in connection with the following transactions.

•	The Company retired all of its $600 outstanding 7.75% senior notes due 2015 and paid a redemption premium of $25.

•	The Company repaid its existing $147 and €108 ($159) term loans, which were scheduled to mature in November 2012.

•	The Company redeemed all €83 ($121) of the outstanding 6.25% first priority senior secured notes due September 2011.

The Company’s senior secured revolving credit facilities, which mature in June 2015, include provisions for letters of credit up to $210 that reduce the amount of borrowing capacity otherwise available. At December 31, 2011, the Company’s available borrowing capacity under the facilities was $1,021, equal to the facilities’ aggregate capacity of $1,200 less $119 of borrowings and $60 of outstanding letters of credit. The interest rate on the facilities can vary from LIBOR or EURIBOR plus a margin of 0.875% up to 2.00% plus a 0.25% facing fee on letters of credit. The senior secured revolving credit facilities and term loans contain financial covenants including an interest coverage ratio and a total net leverage ratio.

2010 Activity

In June 2010, the Company repaid $200 of its U.S. dollar term loan facility and the equivalent of $200 of its euro term loan facility.

In July 2010, the Company sold €500 ($650) principal amount of 7.125% senior notes due 2018. The notes were issued at par by Crown European Holdings SA, a wholly owned subsidiary of the Company. The notes are senior obligations of Crown European Holdings SA and are unconditionally guaranteed on a senior basis by the Company and each of the Company’s present and future U.S. subsidiaries that guarantees obligations under the Company’s credit facilities and, subject to applicable law, each of Crown European Holdings SA’s subsidiaries that guarantee obligations under the Company’s credit facilities.

In connection with these transactions, the Company paid $31 in bond issue costs that will be amortized over the related contractual term.

The Company recorded a loss from early extinguishments of debt of $16, including $12 for premiums paid and $4 for the write off of deferred financing fees, in connection with the following transactions:

•	The Company retired €76 ($101) principal amount of Crown European Holdings SA’s 6.25% first priority senior secured notes due 2011 and paid a redemption premium of $4.

•

The Company redeemed all of the outstanding $200 principal amount of 7.625% senior notes due 2013 of Crown Americas LLC and Crown Americas Capital Corp., each a wholly-owned subsidiary of the Company, and paid a redemption premium of $8.

2009 Activity

During 2009, the Company recorded a net loss from early extinguishments of debt of $26, for premiums paid and the write off of deferred financing fees, in connection with the following transactions:

•	The Company retired €300 ($442) of Crown European Holdings SA’s 6.25% senior secured notes due 2011 and paid $18 for fees and redemption premiums.

Crown Holdings, Inc.

•	The Company retired all $200 of the outstanding 8.0% debentures of Crown Cork & Seal Company, Inc. due 2023 and paid $12 for fees and redemption premiums.

•	The Company redeemed $300 principal amount of its U.S. dollar 7.625% senior notes due 2013 and paid a redemption premium of $11.

•	The Company repurchased $86 principal amount of its 7.50% debentures due 2096 at a discount of $21 to the principal amount.

R.	Fair Value Measurements

Under GAAP a framework exists for measuring fair value, providing a three-tier fair value hierarchy of pricing inputs used to report assets and liabilities that are adjusted to fair value. Level 1 includes inputs such as quoted prices which are available in active markets for identical assets or liabilities as of the report date. Level 2 includes inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the report date. Level 3 includes unobservable pricing inputs that are not corroborated by market data or other objective sources. The Company has no items valued using Level 3 inputs other than certain pension plan assets as disclosed in Note V.

The following table sets forth the fair value hierarchy of the Company’s financial assets and liabilities, comprised of derivative instruments, that were accounted for at fair value on a recurring basis as of December 31, 2011.

			Fair value at reporting date using
	Assets/liabilities at fair value		Level 1		Level 2
	2011	2010	2011	2010	2011	2010
Assets
Foreign exchange	$15	$26			$15	$26
Commodities	4	53	$4	$53

Total	$19	$79	$4	$53	$15	$26

Liabilities
Foreign exchange	$20	$15			$20	$15
Commodities	62	1	$62	$1

Total	$82	$16	$62	$1	$20	$15

The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy.

The Company applies a market approach to value its commodity price hedge contracts. Prices from observable markets are used to develop the fair value of these financial instruments and they are reported under Level 1. The Company uses an income approach to value its foreign exchange forward contracts. These contracts are valued using a discounted cash flow model that calculates the present value of future cash flows under the terms of the contracts using market information as of the reporting date, such as prevailing interest rates and foreign exchange spot and forward rates, and are reported under Level 2 of the fair value hierarchy.

See Note S for further discussion of the Company’s use of derivative instruments and their fair values at December 31, 2011, and Note V for fair value disclosures related to pension plan assets.

Crown Holdings, Inc.

S.	Derivative Financial Instruments

In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange, interest rates and commodity prices. The Company manages these risks through a program that includes the use of derivative financial instruments, primarily swaps and forwards. Counterparties to these contracts are major financial institutions. The Company is exposed to credit loss in the event of nonperformance by these counterparties. The Company does not use derivative instruments for trading or speculative purposes.

The Company’s objective in managing exposure to market risk is to limit the impact on earnings and cash flow. The extent to which the Company uses derivative financial instruments is dependent upon its access to these contracts in the financial markets and its success using other methods, such as netting exposures in the same currencies to mitigate foreign exchange risk and using sales agreements that permit the pass-through of commodity price and foreign exchange rate risk to customers.

For derivative financial instruments accounted for as hedging instruments, the Company formally designates and documents, at inception, the financial instrument as a hedge of a specific underlying exposure, the risk management objective and the manner in which effectiveness will be assessed. The Company formally assesses, both at inception and at least quarterly thereafter, whether the derivative financial instruments used in hedging transactions are effective in offsetting changes in fair value or cash flows of the related underlying exposures. Any ineffective portion of the change in fair value of the instruments is recognized immediately in earnings.

Cash Flow Hedges

The Company designates certain derivative financial instruments as cash flow hedges. No components of the hedging instruments are excluded from the assessment of hedge effectiveness. Changes in fair value of outstanding derivatives accounted for as cash flow hedges, except any ineffective portion, are recorded in other comprehensive income until earnings are impacted by the hedged transaction. Classification of the gain or loss in the Consolidated Statements of Operations upon release from comprehensive income is the same as that of the underlying exposure. Contracts outstanding at December 31, 2011 mature between one and thirty-five months.

When the Company discontinues hedge accounting because it is no longer probable that an anticipated transaction will occur in the originally specified period, changes to fair value accumulated in other comprehensive income are recognized immediately in earnings.

The Company uses commodity forwards to hedge anticipated purchases of various commodities, including aluminum, fuel oil and natural gas and these exposures are hedged by a central treasury unit.

The Company also designates certain foreign exchange contracts as cash flow hedges of anticipated foreign-currency-denominated sales or purchases. The Company manages these risks at the operating unit level. Often the hedging of foreign currency risk is performed in concert with related commodity price hedges.

The following table sets forth financial information about the impact on Accumulated Other Comprehensive Income (“AOCI”) and earnings from changes in fair value related to derivative instruments accounted for as cash flow hedges.

	Amount of gain/(loss) recognized in AOCI (effective portion)		Amount of gain/(loss) reclassified from AOCI into earnings
Derivatives in cash flow hedges	2011	2010	2011	2010

Cross-currency swap		$9		$13	(1)
Foreign exchange contracts	$(8)	4	$(5)	4	(2)
Commodity contracts	(66)	23	18	7	(3)

Total	$(74)	$36	$13	$24

(1)	Within the Statement of Operations for the year ended December 31, 2010, $12 was credited to translation and foreign exchange and $1 was credited to interest income.

Crown Holdings, Inc.

(2)	Within the Statement of Operations for the year ended December 31, 2011, $6 was charged to net sales and $1 was credited to cost of products sold. Within the Statement of Operations for the year ended December 31, 2010, $10 was credited to net sales and $6 was charged to cost of products sold.
(3)	Within the Statement of Operations for the year ended December 31, 2011, $25 was credited to cost of products sold and $7 was charged to income tax expense. Within the Statement of Operations for the year ended December 31, 2010, $10 was credited to cost of products sold and $3 was charged to income tax expense.

For the year ending December 31, 2012, a net loss of $59 ($50, net of tax) is expected to be reclassified to earnings. The actual amount that will be reclassified may differ from this amount due to changing market conditions. No amounts were reclassified during the year ended December 31, 2011 in connection with anticipated transactions that were no longer considered probable and the ineffective portion recorded in earnings was less than $1.

Fair Value Hedges and Contracts Not Designated as Hedges

The Company designates certain derivative financial instruments as fair value hedges of recognized foreign-denominated assets and liabilities, generally trade accounts receivable and payable and unrecognized firm commitments. The notional values and maturity dates of the derivative instruments coincide with those of the hedged items. Changes in fair value of the derivative financial instruments, excluding time value, are offset by changes in fair value of the related hedged items. Other than for firm commitments, amounts related to time value are excluded from the assessment and measurement of hedge effectiveness and are reported in earnings. Less than $1 was reported in earnings for the year ended December 31, 2011.

Certain derivative financial instruments, including foreign exchange contracts related to intercompany debt, were not designated or did not qualify for hedge accounting; however, they are effective economic hedges as the changes in their fair value, except for time value, are offset by changes in remeasurement of the related hedged items. The Company’s primary use of these derivative instruments is to offset the earnings impact that fluctuations in foreign exchange rates have on certain monetary assets and liabilities denominated in nonfunctional currencies. Changes in fair value of these derivative instruments are immediately recognized in earnings as foreign exchange adjustments.

The impact on earnings of foreign exchange contracts designated as fair value hedges was less than $1 for the year ended December 31, 2011 and a gain of $1 for the year ended December 31, 2010. The impact on earnings of foreign exchange contracts not designated as hedges was a loss of $33 for the year ended December 31, 2011 and a gain of $16 for the year ended December 31, 2010. These items were reported as translation and foreign exchange and were offset by changes in the fair value of the related hedged items.

Crown Holdings, Inc.

The fair values of outstanding derivative instruments in the Consolidated Balance Sheet at December 31, were:

Derivative Assets	Balance Sheet Classification	2011	2010

Derivatives designated as hedges:
Foreign exchange contracts	Other current assets	$9	$12
Commodity contracts	Other current assets	4	40
Commodity contracts	Other non-current assets	0	13

Derivatives not designated as hedges:
Foreign exchange contracts	Other current assets	6	14

	Total	$19	$79

Derivative Liabilities	Balance Sheet Classification

Derivatives designated as hedges:
Foreign exchange contracts	Accounts payable and accrued liabilities	$10	$12
Commodity contracts	Accounts payable and accrued liabilities	56	1
Commodity contracts	Other non-current liabilities	6	0

Derivatives not designated as hedges:
Foreign exchange contracts	Accounts payable and accrued liabilities	10	3

	Total	$82	$16

The aggregate U.S. dollar-equivalent notional values of outstanding derivative instruments in the Consolidated Balance Sheets at December 31 were:

	2011	2010
Derivatives in cash flow hedges:
Foreign exchange	$480	$751
Commodities	528	326

Derivatives in fair value hedges:
Foreign exchange	123	256

Derivatives not designated as hedges:
Foreign exchange	965	827

T.	Noncontrolling Interests

In 2011, the Company paid an aggregate of $202 to purchase the remaining public ownership interests in Hellas Can, its public holding company in Greece and to increase its ownership interests in its subsidiaries in Dubai, Beijing and Shanghai to 100% and in Jordan and Tunisia to 60%.

In 2010, the Company paid an aggregate of $169 to acquire the remaining ownership interests in the holding companies for its four joint ventures in China and its joint venture in Hanoi, Vietnam, and to increase its ownership interests in Hellas Can, its public holding Company in Greece, to 85%, and its subsidiaries in Dong Nai, Vietnam to 96% and Senegal to 100%.

Crown Holdings, Inc.

The accounting guidance requires changes in noncontrolling interests that do not result in a change of control and where there is a difference between fair value and carrying value to be accounted for as equity transactions. The effect on net income attributable to the Company had purchases of noncontrolling interests been recorded through net income is as follows:

	2011	2010	2009

Net income attributable to Crown Holdings	$282	$324	$334
Transfers to noncontrolling interests —
Decrease in paid-in-capital for purchase of noncontrolling interests	(119)	(114)	0

Net income attributable to Crown Holdings after transfers to noncontrolling interests	$163	$210	$334

Additionally, in 2009, the Company acquired a 70% interest in a beverage can production facility in Dong Nai, Vietnam for $22, net of cash acquired. The facility had not commenced commercial production at the time it was acquired by the Company. The overall purchase price allocation included $28 to property, plant and equipment, $4 to accrued liabilities, and $2 to noncontrolling interests.

U.	Earnings Per Share (“EPS”)

The following table summarizes the basic and diluted earnings per share attributable to Crown Holdings. Basic EPS excludes all potentially dilutive securities and is computed by dividing net income attributable to Crown Holdings by the weighted average number of common shares outstanding during the period. Diluted EPS includes the effect of stock options and restricted stock as calculated under the treasury stock method.

	2011	2010	2009

Net income attributable to Crown Holdings	$282	$324	$334

Weighted average shares outstanding:
Basic	151.7	159.4	159.1
Add: dilutive stock awards	2.6	3.0	2.8

Diluted	154.3	162.4	161.9

Basic earnings per share	$1.86	$2.03	$2.10

Diluted earnings per share	$1.83	$2.00	$2.06

Common shares contingently issuable upon the exercise of outstanding stock options of 0.1 million in 2011, 0.3 million in 2010 and 3.5 million in 2009 were excluded from diluted shares outstanding. These shares had exercise prices above the average market price for the related periods and would have been anti-dilutive.

For purposes of calculating assumed proceeds under the treasury stock method when determining the diluted weighted average shares outstanding, the Company excludes the impact of proforma deferred tax assets arising in connection with stock-based compensation.

Crown Holdings, Inc.

V.	Pensions and Other Retirement Benefits

Pensions. The Company sponsors various pension plans covering certain U.S. and non-U.S. employees, and participates in certain multi-employer pension plans. The benefits under the Company plans are based primarily on years of service and either the employees’ remuneration near retirement or a fixed dollar multiple.

A measurement date of December 31 was used for all plans presented below.

The components of pension expense were as follows:

U.S.	2011	2010	2009

Service cost	$11	$9	$8
Interest cost	72	72	80
Expected return on plan assets	(80)	(80)	(71)
Amortization of actuarial loss	47	66	77
Amortization of prior service cost	3	2	2
Cost attributable to settlements and curtailments	0	0	7

Total pension expense	$53	$69	$103

Non-U.S.	2011	2010	2009

Service cost	$27	$26	$19
Interest cost	161	155	147
Expected return on plan assets	(196)	(179)	(162)
Amortization of actuarial loss	50	47	28
Amortization of prior service cost/(credit)	2	(6)	(5)

Total pension expense	$44	$43	$27

The non-U.S. pension expense excludes $10 of cost attributable to plan curtailments and settlements that was recorded in restructuring expense in 2010.

Additional pension expense of $5, $4 and $4 was recognized in 2011, 2010 and 2009 for multi-employer plans.

Information for pension plans with accumulated benefit obligations in excess of plan assets is as follows

U.S.	2011	2010

Projected benefit obligations	$1,502	$1,477
Accumulated benefit obligations	1,474	1,450
Fair value of plan assets	1,172	978

Non-U.S.	2011	2010

Projected benefit obligations	$3,247	$2,796
Accumulated benefit obligations	3,106	2,668
Fair value of plan assets	2,884	2,540

Crown Holdings, Inc.

	U.S. Plans		Non-U.S. Plans
	2011	2010	2011	2010
Projected Benefit Obligations
Benefit obligations at January 1	$1,477	$1,325	$2,982	$2,830
Service cost	11	9	27	26
Interest cost	72	72	161	155
Plan participants’ contributions	1	0	4	5
Amendments	(4)	3	3	0
Curtailments	0	0	0	5
Actuarial loss	54	178	290	202
Benefits paid	(109)	(110)	(177)	(172)
Foreign currency translation	0	0	(34)	(69)

Benefit obligations at December 31	$1,502	$1,477	$3,256	$2,982

Plan Assets
Fair value of plan assets at January 1	$978	$970	$2,729	$2,637
Actual return on plan assets	(9)	89	271	269
Employer contributions	311	29	93	50
Plan participants’ contributions	1	0	5	5
Benefits paid	(109)	(110)	(177)	(172)
Foreign currency translation	0	0	(27)	(60)

Fair value of plan assets at December 31	$1,172	$978	$2,894	$2,729

Funded Status	$(330)	$(499)	$(362)	$(253)

Accumulated benefit obligations at December 31	$1,474	$1,450	$3,106	$2,853

The Company’s investment strategy in its U.S. plan is designed to generate returns that are consistent with providing benefits to plan participants within the risk tolerance of the plan. Asset allocation is the primary determinant of return levels and investment risk exposure. The assets of the plan are broadly diversified in terms of securities and security types in order to limit the potential of large losses from any one security.

The strategic ranges for asset allocation in the U.S. plan are as follows:

U.S. equities	35% to 45%
International equities	10% to 20%
Fixed income	12% to 22%
Real estate	0% to 5%
Private equity	5% to 10%
Hedge funds	15% to 20%

The Company’s investment strategy in its U.K. plan, the largest non-U.S. plan, is designed to achieve a funding level of 100% within the next 15 years by targeting an expected return (net of fees) of 2.4% annually in excess of the expected growth in the liabilities. The company seeks to achieve this return with a risk level commensurate with a 5% chance of the funding level falling between 5% and 9% in any one year. The strategic ranges for asset allocation in the U.K. plan are as follows:

Investment grade credit	40% to 80%
Equities	0% to 30%
Hedge funds	0% to 10%
Real estate	0% to 5%
Private equity	0% to 15%
Emerging market wealth	0% to 5%
Alternative credit	0% to 15%
Other	0% to 5%

Crown Holdings, Inc.

Pension assets are classified into three levels. Level 1 asset values are derived from quoted prices which are available in active markets as of the report date. Level 2 asset values are derived from other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the report date. Level 3 asset values are derived from unobservable pricing inputs that are not corroborated by market data or other objective sources.

Equity securities are valued at the latest quoted prices taken from the primary exchange on which the security trades. Mutual funds are valued at the net asset value (NAV) of shares held at year-end. Fixed income securities, including government issued debt, corporate debt, asset-backed and structured debt securities are valued using market inputs such as benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and other reference data including market research publications. Derivatives, which consist mainly of interest rate swaps, are valued using a discounted cash flow pricing model based on observable market data. Investment funds, hedge funds and private equity funds are valued at the NAV at year-end. The values assigned to private equity funds are based upon assessments of each underlying investment, incorporating valuations that consider the evaluation of financing and sale transactions with third parties, expected cash flows and market-based information, including comparable transactions, and performance multiples among other factors. Real estate investments are based on third party appraisals as of year-end.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair value. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in different fair value measurements at the reporting date.

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and their placement within the fair value hierarchy.

The levels assigned to the defined benefit plan assets as of December 31, 2011 and 2010 are summarized in the tables below:

	2011
	U.S. plan assets	Non-U.S. plan assets	Total
Level 1
Cash and cash equivalents	$152	$86	$238
Global large cap equity		56	56
U.S. large cap equity	163	36	199
U.S. mid/small cap equity	174	12	186
Mutual funds – global equity	98		98
Mutual funds – U.S. equity	84		84
Mutual funds – fixed income	62		62

	733	190	923

Level 2
Government issued debt securities	56	374	430
Corporate debt securities	87	343	430
Asset backed securities	1	14	15
Structured debt	11	547	558
Insurance contracts		11	11
Derivatives		96	96
Investment funds – fixed income	6	335	341
Investment funds – global equity	44	231	275
Investment funds – emerging markets	39	162	201

	244	2,113	2,357

Level 3
Investment funds – real estate		84	84
Hedge funds	121	163	284
Private equity	53	332	385
Real estate – direct	19	5	24

	193	584	777

Total	$1,170	$2,887	$4,057

Crown Holdings, Inc.

	2010
	U.S. plan assets	Non-U.S. plan assets	Total
Level 1
Cash and cash equivalents	$62	$24	$86
Global large cap equity		68	68
U.S. large cap equity	209	37	246
U.S. mid/small cap equity	185	12	197
Mutual funds – global equity	49		49

	505	141	646

Level 2
Government issued debt securities	50	303	353
Corporate debt securities	81	531	612
Asset backed securities	4	13	17
Structured debt	14	451	465
Insurance contracts		13	13
Derivatives		27	27
Investment funds – fixed income	5	206	211
Investment funds – global equity	51	293	344
Investment funds – emerging markets	46	150	196

	251	1,987	2,238

Level 3
Investment funds – real estate		87	87
Hedge funds	135	180	315
Private equity	69	318	387
Real estate – direct	18	5	23

	222	590	812

Total	$978	$2,718	$3,696

Accrued income of $2 for U.S. plan assets at December 31, 2011 and $7 and $11 for non-U.S. plan assets at December 31, 2011 and 2010, respectively, is excluded from the table above.

Plan assets include $113 and $112 of the Company’s common stock at December 31, 2011 and 2010, respectively.

The following tables reconcile the beginning and ending balances of plan assets measured using significant unobservable inputs (Level 3).

	Hedge funds	Private equity	Real estate	Total

Balance at January 1, 2010	$203	$354	$80	$637
Foreign currency translation	0	(9)	0	(9)
Asset returns – assets held at reporting date	7	13	14	34
Asset returns – assets sold during the period	3	15	(2)	16
Purchases	126	64	30	220
Sales	(24)	(50)	(12)	(86)

Balance at December 31, 2010	315	387	110	812
Foreign currency translation	(1)	(2)	0	(3)
Asset returns – assets held at reporting date	(10)	(6)	0	(16)
Asset returns – assets sold during the period	9	38	0	47
Purchases	19	52	0	71
Sales	(48)	(84)	(2)	(134)

Balance at December 31, 2011	$284	$385	$108	$777

Crown Holdings, Inc.

Pension assets/(liabilities) included in the Consolidated Balance Sheets were:

	2011	2010

Non-current assets	$1	$4
Current liabilities	(8)	(10)
Non-current liabilities	(685)	(746)

The Company’s current liability at December 31, 2011, represents the expected required payments to be made for unfunded plans over the next twelve months. Total estimated 2012 employer contributions are $130 for the Company’s pension plans.

Changes in the net loss and prior service cost/(credit) for the Company’s pension plans were:

	2011		2010		2009
	Net loss	Prior service	Net loss	Prior service	Net loss	Prior service

Balance at January 1	$2,135	$9	$1,991	$3	$1,677	$(1)
Reclassification to net periodic benefit cost	(97)	(5)	(118)	4	(112)	3
Current year loss	358	0	281	0	329	0
Amendments	0	(1)	0	3	0	0
Foreign currency translation	(14)	1	(19)	(1)	97	1

Balance at December 31	$2,382	$4	$2,135	$9	$1,991	$3

The estimated portions of the net losses and net prior service that are expected to be recognized as components of net periodic benefit cost in 2012 are $112 and $1.

Expected future benefit payments as of December 31, 2011 were:

	U.S. plans	Non-U.S. plans
2012	112	173
2013	111	176
2014	109	183
2015	142	188
2016	107	193
2017 – 2021	522	1,002

The weighted average actuarial assumptions used to calculate the benefit obligations at December 31 were:

U.S.	2011	2010	2009

Discount rate	4.8%	5.1%	5.7%
Compensation increase	3.0%	3.0%	3.0%

Non-U.S.	2011	2010	2009

Discount rate	4.7%	5.4%	5.9%
Compensation increase	3.3%	3.3%	3.3%

The weighted average actuarial assumptions used to calculate pension expense for each year were:

U.S.	2011	2010	2009

Discount rate	5.1%	5.7%	6.7%
Compensation increase	3.0%	3.0%	3.0%
Long-term rate of return	8.75%	8.75%	8.75%

Crown Holdings, Inc.

Non-U.S.	2011	2010	2009

Discount rate	5.4%	5.9%	6.7%
Compensation increase	3.3%	3.3%	2.9%
Long-term rate of return	7.0%	7.2%	7.0%

The expected long-term rates of return are determined at each measurement date based on a review of the actual plan assets, the target allocation, and the historical returns of the capital markets.

The U.S. plan’s 2011 assumed asset rate of return was based on a calculation using underlying assumed rates of return of 9.94% for equity securities and alternative investments, and 5.1% for debt securities and real estate. The rate of return used for equity securities and alternative investments was based on the total return of the S&P 500 for the 25 year period ended December 31, 2010. The Company believes that the equity securities included in the S&P 500 are representative of the equity securities and alternative investments held by its U.S. plan, and that this period provides a sufficient time horizon as a basis for estimating future returns. The rate of return used for debt securities is consistent with the U.S. plan discount rate and the return on AA corporate bonds with duration equal to the plan’s liabilities. The underlying debt securities in the plan are primarily invested in various corporate and government agency securities and are benchmarked against returns on AA corporate bonds.

The U.K. plan’s 2011 assumed asset rate of return was based on a calculation using underlying assumed rates of return of 10.4% for equity securities and alternative investments, and 5.5% for debt securities and real estate. Equity securities in the U.K. plan as of December 31, 2010 were allocated approximately 45% to U.S. securities, 8% to U.K. securities, 11% to securities in European countries other than the U.K., and 36% to securities in other countries. The assumed rate of return for equity securities and alternative investments represents the weighted average 25 year return of equity securities in these markets. The Company believes that the equity securities included in the related market indexes are representative of the equity securities and alternative investments held by its U.K. plan, and that this period provides a sufficient time horizon as a basis for estimating future returns.

Other Postretirement Benefit Plans. The Company sponsors unfunded plans to provide health care and life insurance benefits to pensioners and survivors. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverages. Life insurance benefits are generally provided by insurance contracts. The Company reserves the right, subject to existing agreements, to change, modify or discontinue the plans. A measurement date of December 31 was used for the plans presented below.

The components of net postretirement benefits cost were as follows:

	2011	2010	2009

Service cost	$8	$9	$8
Interest cost	20	26	30
Amortization of prior service credit	(36)	(25)	(22)
Amortization of actuarial loss	13	9	7

Total postretirement benefits cost	$5	$19	$23

Changes in the benefit obligations were:

	2011	2010

Benefit obligations at January 1	$445	$511
Service cost	8	9
Interest cost	20	26
Amendments	(107)	(108)
Actuarial loss	(3)	34
Benefits paid	(24)	(30)
Foreign currency translation	(2)	3

Benefit obligations at December 31	$337	$445

Crown Holdings, Inc.

Changes in the net loss and prior service credit for the Company’s postretirement benefit plans were:

	2011		2010		2009
	Net loss	Prior service	Net loss	Prior service	Net loss	Prior service

Balance at January 1	$174	$(242)	$147	$(159)	$118	$(181)
Reclassification to net periodic benefit cost	(13)	36	(9)	25	(7)	22
Current year (gain)/loss	(3)	0	34	0	36	0
Amendments	0	(107)	0	(108)	0	0
Foreign currency translation	(1)	0	2	0	0	0

Balance at December 31	$157	$(313)	$174	$(242)	$147	$(159)

The estimated portions of the net losses and prior service credits that are expected to be recognized as components of net periodic benefit cost/(credit) in 2012 are $15 and ($44).

In 2011, the U.S. plans were amended to, among other things, eliminate health coverage for retirees who are not yet eligible for Medicare. In 2010, the U.S. plans were amended to, among other things, require additional retiree contributions for medical and prescription drug costs.

Expected future benefit payments are net of expected Medicare Part D subsidies of $4. Benefits paid in 2011 are net of $1 of subsidies.

Benefit Payments
2012	$26
2013	28
2014	21
2015	21
2016	21
2017 – 2021	103

The assumed health care cost trend rates at December 31, 2011 are as follows:

Health care cost trend rate assumed for next year	7.5%
Rate that the cost trend rate gradually declines to	4.5%
Year that the rate reaches the rate it is assumed to remain	2018

A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	One percentage point
	Increase	Decrease

Effect on total service and interest cost	$2	$2
Effect on postretirement benefit obligation	$30	$26

Weighted average discount rates used to calculate the benefit obligations at the end of each year and the cost for each year are presented below.

	2011	2010	2009

Benefit obligations	4.9%	5.1%	5.8%
Cost	5.1%	5.8%	6.7%

Other Comprehensive Income. Other comprehensive income includes amortization of net loss and prior service cost included in net periodic pension and postretirement cost net of tax of $18, $25 and $27 in 2011, 2010 and 2009, respectively and includes net loss and prior service cost adjustments arising in the current year net of tax of $52, $45 and $110 in 2011, 2010 and 2009, respectively.

Crown Holdings, Inc.

Employee Savings Plan. The Company sponsors the Savings Investment Plan which covers substantially all domestic salaried employees who are at least 21 years of age. The Company matches up to 50% of 3% of a participant’s compensation and the total Company contributions were $2 in each of the last three years.

Employee Stock Purchase Plan. The Company sponsors an Employee Stock Purchase Plan which covers all domestic employees with one or more years of service who are non-officers and non-highly compensated as defined by the Internal Revenue Code. Eligible participants contribute 85% of the quarter-ending market price towards the purchase of each common share. The Company’s contribution is equivalent to 15% of the quarter-ending market price. Total shares purchased under the plan in 2011 and 2010 were 30,600 and 32,869, respectively, and the Company’s contributions were less than $1 in both years.

W.	Income Taxes

The components of income before income taxes and equity earnings were as follows:

	2011	2010	2009

U.S.	$66	$44	$(36)
Foreign	521	570	495

	$587	$614	$459

The provision for income taxes consisted of the following:

Current tax:	2011	2010	2009

U.S. federal
State and foreign	$111	$113	$88

	$111	$113	$88

Deferred tax:	2011	2010	2009

U.S. federal	$69	$50	$(54)
State and foreign	14	2	(27)

	83	52	(81)

Total	$194	$165	$7

The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate to pre-tax income as a result of the following items:

	2011	2010	2009

U.S. statutory rate at 35%	$205	$215	$161
Valuation allowance	(19)	(6)	(122)
Nontaxable settlement of legal dispute		(7)
Tax on foreign income	(50)	(52)	(46)
Tax law changes	(4)	8
Other items, net	62	7	14

Income tax provision	$194	$165	$7

The other items caption for 2011 includes $55 of increase due to tax charges in connection with the relocation of the Company’s European headquarters and management to Switzerland. The tax charges were partially offset by $30 of valuation allowance release included in the valuation allowance caption.

Crown Holdings, Inc.

The valuation allowance caption for 2009 includes benefits for the releases of valuation allowance in the U.S. and France based on future income projections, in France based on current year income and in Germany due to a change in tax law that allowed the Company to use tax losses that it previously could not use.

The Company paid taxes of $107, $102 and $73 in 2011, 2010 and 2009, respectively.

The components of deferred taxes at December 31 are:

	2011		2010
	Assets	Liabilities	Assets	Liabilities
Tax loss and credit carryforwards	$599		$563
Postretirement and post employment benefits	128		172
Pensions	233	$12	288	$28
Property, plant and equipment	9	113	12	96
Asbestos	95		95
Accruals and other	91	157	62	134
Valuation allowances	(359)		(376)

Total	$796	$282	$816	$258

At December 31, 2011 and 2010, $99 and $87 of deferred tax assets were included in prepaid expenses and other current assets.

Tax loss and credit carryforwards expire as follows: 2012 - $23; 2013 - $7; 2014 - $5; 2015 - $18; 2016 - $13; thereafter - $356; unlimited - $177. Tax loss and credit carryforwards expiring after 2016 include $190 of state tax loss carryforwards. The unlimited category includes $116 of French tax loss carryfowards. The tax loss carryforwards presented above exclude $44 of U.S. windfall tax benefits that will be recorded in additional paid-in capital when realized.

Realization of any portion of the Company’s deferred tax assets is dependent upon the availability of taxable income in the relevant jurisdictions. The Company considers all sources of taxable income, including (i) taxable income in any available carry back period, (ii) the reversal of taxable temporary differences, (iii) tax-planning strategies, and (iv) taxable income expected to be generated in the future other than from reversing temporary differences. The Company also considers whether there have been cumulative losses in recent years. The Company records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company’s valuation allowances of $359 at December 31, 2011 include $175 in the U.S., $84 in France, $74 in Canada and $13 in Belgium.

The Company’s valuation allowance in the U.S. includes $148 for state tax loss carryforwards and $25 for U.S. federal capital loss carryforwards. The Company does not believe that it is more likely than not that these deferred tax assets will be utilized prior to their expiration. The Company’s ability to utilize state tax loss carryforwards is impacted by several factors including expiration dates, limitations imposed by certain states on the amount of loss carryforwards that can be used in a given year to offset taxable income and whether the state permits the Company to file a combined return. The Company’s ability to utilize its capital loss carryforwards, which expire in 2012 and 2013, is dependent upon the availability of future capital gain income which the Company does not currently project.

The Company maintains a full valuation allowance against its net deferred tax assets in France because the Company does not believe at this time that it is more likely than not that it will realize any deferred tax benefits in France, primarily due to a restructuring of the Company’s operations which will reduce its profits in France.

The Company maintains a full valuation allowance against its net deferred tax assets in Canada because the Company does not believe at this time that it is more likely than not that it will realize any deferred tax benefits in Canada. The Company’s Canadian operations incurred a loss in 2011 and remain in a three year cumulative loss position.

The Company’s valuation allowance in Belgium is for tax loss carryforwards in a dormant entity that do not expire, but the Company does not believe at this time it will be able to utilize the loss carryforwards.

Crown Holdings, Inc.

Management’s estimates of the appropriate valuation allowance in any jurisdiction involve a number of assumptions and judgments, including the amount and timing of future taxable income. Should future results differ from management’s estimates, it is possible there could be future adjustments to the valuation allowances that would result in an increase or decrease in tax expense in the period such changes in estimates are made.

The Company has not provided deferred taxes on $1,024 of earnings in certain non-U.S. subsidiaries because such earnings are indefinitely reinvested in its international operations. Upon distribution of such earnings in the form of dividends or otherwise, the Company would be subject to incremental tax.

A reconciliation of unrecognized tax benefits for 2011, 2010 and 2009 follows.

	2011	2010	2009

Balance at January 1	$37	$38	$34
Additions for current year tax positions	8	4	7
Reductions to prior period tax positions	(5)	0	0
Lapse of statute of limitations	(2)	(3)	(3)
Settlements	0	0	0
Foreign currency translation	(1)	(2)	0

Balance at December 31	$37	$37	$38

The Company’s reserves as presented primarily include potential liabilities related to transfer pricing, foreign withholding taxes, and non-deductibility of expenses and exclude $3 of penalties in each year. Interest and penalties are recorded in the statement of operations as interest expense and provision for income taxes, respectively. The total interest and penalties recorded in the statement of operations was $1 in each of the last three years.

The unrecognized tax benefits as of December 31, 2011 include $31 that, if recognized, would affect the effective tax rate. The remaining balance would have no effect due to valuation allowances in certain jurisdictions. The Company’s unrecognized tax benefits are expected to increase in the next twelve months as it continues its current transfer pricing policies, and are expected to decrease as open tax years lapse or claims are settled. The Company is unable to estimate a range of reasonably possible changes in its unrecognized tax benefits in the next twelve months as it is unable to predict when, or if, the tax authorities will commence their audits, the time needed for the audits, and the audit findings that will require settlement with the applicable tax authorities, if any.

The tax years that remained subject to examination by major tax jurisdiction as of December 31, 2011 were 2002 and subsequent years for Canada; 2006 and subsequent years for Spain and the United Kingdom; 2007 and subsequent years for Italy; 2008 and subsequent years for the U.S.; 2009 and subsequent years for France and 2010 and subsequent years for Germany.

X.	Segment Information

The Company’s business is organized geographically within three divisions, Americas, European and Asia-Pacific. Within the Americas and European divisions, the Company has determined that it has the following reportable segments organized along a combination of product lines and geographic areas: Americas Beverage and North America Food within the Americas, and European Beverage, European Food and European Specialty Packaging within Europe. Non-reportable segments include the Company’s aerosol can businesses in North America, Europe and Thailand, the Company’s beverage can businesses in Cambodia, China, Malaysia, Singapore, Thailand and Vietnam, the Company’s food can and closures business in Thailand and the Company’s tooling and equipment operations in the U.S. and United Kingdom.

The Company evaluates performance and allocates resources based on segment income. Segment income is defined by the Company as gross profit less selling and administrative expenses.

Crown Holdings, Inc.

The tables below present information about operating segments for the years ended December 31, 2011, 2010 and 2009:

2011	External sales	Inter- segment Sales	Segment assets	Depreciation and amortization	Capital expenditures	Segment income

Americas Beverage	$2,273	$71	$1,445	$44	$126	$302
North America Food	889	14	504	14	7	146
European Beverage	1,669	2	1,578	43	61	210
European Food	1,999	109	1,531	33	26	239
European Specialty Packaging	434	67	177	6	7	30

Total reportable segments	7,264	263	5,235	140	227	$927

Non-reportable segments	1,380	83	1,173	29	164
Corporate and unallocated items			460	7	10

Total	$8,644	$346	$6,868	$176	$401

2010	External sales	Inter- segment Sales	Segment Assets	Depreciation and amortization	Capital expenditures	Segment income

Americas Beverage	$2,097	$57	$1,307	$37	$151	$275
North America Food	897	9	514	15	7	120
European Beverage	1,524	1	1,537	40	60	244
European Food	1,841	77	1,457	36	21	224
European Specialty Packaging	395	53	176	7	6	22

Total reportable segments	6,754	197	4,991	135	245	$885

Non-reportable segments	1,187	82	952	27	70
Corporate and unallocated items			956	10	5

Total	$7,941	$279	$6,899	$172	$320

2009	External sales	Inter- segment Sales	Segment assets	Depreciation and amortization	Capital expenditures	Segment income

Americas Beverage	$1,819	$30	$1,157	$41	$30	$207
North America Food	1,006	5	507	17	7	140
European Beverage	1,567	1	1,549	45	71	262
European Food	1,968	65	1,548	40	26	238
European Specialty Packaging	404	54	175	7	8	18

Total reportable segments	6,764	155	4,936	150	142	$865

Non-reportable segments	1,174	56	866	31	33
Corporate and unallocated items			730	13	5

Total	$7,938	$211	$6,532	$194	$180

Intersegment sales primarily include sales of ends and components used to manufacture cans, such as printed and coated metal, as well as parts and equipment used in the manufacturing process.

“Corporate and unallocated items” includes corporate and division administrative costs, technology costs, and unallocated items such as the U.S. and U.K. pension plan costs.

Crown Holdings, Inc.

A reconciliation of segment income of reportable segments to consolidated income before income taxes and equity earnings for the years ended December 31, 2011, 2010 and 2009 follows:

	2011	2010	2009

Segment income of reportable segments	$927	$885	$865
Segment income of non-reportable segments	234	206	180
Corporate and unallocated items	(208)	(201)	(233)
Provision for asbestos	(28)	(46)	(55)
Provision for restructuring	(77)	(42)	(43)
Asset impairments and sales	(6)	18	6
Loss from early extinguishments of debt	(32)	(16)	(26)
Interest expense	(232)	(203)	(247)
Interest income	11	9	6
Translation and exchange adjustments	(2)	4	6

Income before income taxes and equity earnings	$587	$614	$459

For the year ended December 31, 2011, intercompany profit of $7 in non-reportable segments related to canmaking equipment sales to subsidiaries in Asia and Brazil was eliminated within segment income of non-reportable segments. For the years ended December 31, 2010 and 2009, the elimination of intercompany profit was less than $1.

For the years ended December 31, 2011, 2010 and 2009, no one customer accounted for more than 10% of the Company’s consolidated net sales.

Sales by major product were:

	2011	2010	2009

Metal beverage cans and ends	$4,532	$4,065	$3,777
Metal food cans and ends	2,614	2,479	2,698
Other metal packaging	1,373	1,299	1,336
Other products	125	98	127

Consolidated net sales	$8,644	$7,941	$7,938

Sales and long-lived assets for the major countries in which the Company operates were:

	Net Sales			Long-Lived Assets
	2011	2010	2009	2011	2010	2009

United States	$2,297	$2,248	$2,224	$306	$297	$296
United Kingdom	826	740	729	126	117	126
France	675	624	686	67	76	82
Other	4,846	4,329	4,299	1,252	1,120	1,005

Consolidated total	$8,644	$7,941	$7,938	$1,751	$1,610	$1,509

Y.	Subsequent Event (Unaudited)

On December 13, 2012, the Company committed to a restructuring plan for its European operations subject to confirmation following completion of consultation processes with employee representatives. The plan, which was in response to the Company’s ongoing monitoring of manufacturing capacity, is expected to be completed in 2013 and is designed to reduce manufacturing capacity and headcount.

The total estimated charge for the plan, primarily cash costs for employee severance, is expected to range between $40 and $50. The majority of the charge is expected to be recorded in the fourth quarter of 2012 with cash payments commencing in 2013.

Crown Holdings, Inc.

Z.	Condensed Combining Financial Information

Crown European Holdings (Issuer), a 100% owned subsidiary of the Company, has €500 ($647 at December 31, 2011) principal amount of 7.125% senior notes due 2018 outstanding that are fully and unconditionally guaranteed by Crown Holdings, Inc. (Parent) and certain subsidiaries. The guarantors are 100% owned by the Company and the guarantees are made on a joint and several basis. The guarantor column includes financial information for all subsidiaries in the U.S. (except for an insurance subsidiary and a receivable securitization subsidiary), substantially all subsidiaries in Belgium, Canada, France, Germany, Mexico, Switzerland and the United Kingdom, and a subsidiary in the Netherlands. The following condensed combining financial statements:

•	statements of operations and cash flows for the years ended December 31, 2011, 2010 and 2009, and

•	balance sheets as of December 31, 2011 and 2010

are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net sales			$4,780	$3,864		$8,644
Cost of products sold, excluding depreciation and amortization		$(1)	3,934	3,187		7,120
Depreciation and amortization			82	94		176

Gross profit		1	764	583		1,348

Selling and administrative expense		(2)	298	99		395
Provision for asbestos			28			28
Provision for restructuring			73	4		77
Asset impairments and sales				4	$2	6
Loss from early extinguishments of debt		2	30			32
Net interest expense		78	104	39		221
Technology royalty			(46)	46
Translation and exchange adjustments			(3)	5		2

Income/(loss) before income taxes		(77)	280	386	(2)	587
Provision for income taxes			123	71		194
Equity earnings in affiliates	$282	239	125		(643)	3

Net income	282	162	282	315	(645)	396
Net income attributable to noncontrolling interests				(114)		(114)

Net income attributable to Crown Holdings	$282	$162	$282	$201	$(645)	$282

Comprehensive income	$19	$3	$19	$219	$(131)	$129
Comprehensive income attributable to noncontrolling interests				(110)		(110)

Comprehensive income attributable to Crown Holdings	$19	$3	$19	$109	$(131)	$19

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2010

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net sales			$4,734	$3,207		$7,941
Cost of products sold, excluding depreciation and amortization		$(13)	3,993	2,539		6,519
Depreciation and amortization			88	84		172

Gross profit		13	653	584		1,250

Selling and administrative expense			258	102		360
Provision for asbestos			46			46
Provision for restructuring			42			42
Asset impairments and sales			(14)	(4)		(18)
Loss from early extinguishments of debt		5	11			16
Net interest expense		35	144	15		194
Technology royalty			(35)	35
Translation and exchange adjustments			(3)	(1)		(4)

Income/(loss) before income taxes		(27)	204	437		614
Provision for income taxes		3	86	76		165
Equity earnings in affiliates	$324	249	206		$(776)	3

Net income	324	219	324	361	(776)	452
Net income attributable to noncontrolling interests				(128)		(128)

Net income attributable to Crown Holdings	$324	$219	$324	$233	$(776)	$324

Comprehensive income	$237	$198	$237	$322	$(636)	$358
Comprehensive income attributable to noncontrolling interests				(121)		(121)

Comprehensive income attributable to Crown Holdings	$237	$198	$237	$201	$(636)	$237

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2009

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net sales			$4,589	$3,349		$7,938
Cost of products sold, excluding depreciation and amortization		$(11)	3,839	2,723		6,551
Depreciation and amortization			100	94		194

Gross profit		11	650	532		1,193

Selling and administrative expense		(1)	283	99		381
Provision for asbestos			55			55
Provision for restructuring			30	13		43
Asset impairments and sales			(1)	(5)		(6)
Loss from early extinguishments of debt		21	5			26
Net interest expense		18	200	23		241
Technology royalty			(36)	36
Translation and exchange adjustments		5	(5)	(6)		(6)

Income/(loss) before income taxes		(32)	119	372		459
Provision for/(benefit from) income taxes			(90)	97		7
Equity earnings/(loss) in affiliates	$334	291	125		$(752)	(2)

Net income	334	259	334	275	(752)	450
Net income attributable to noncontrolling interests				(116)		(116)

Net income attributable to Crown Holdings	$334	$259	$334	$159	$(752)	$334

Comprehensive income	$274	$258	$274	$387	$(798)	$395
Comprehensive income attributable to noncontrolling interests				(121)		(121)

Comprehensive income attributable to Crown Holdings	$274	$258	$274	$266	$(798)	$274

Crown Holdings, Inc.

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2011

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents			$54	$288		$342
Receivables, net			230	718		948
Intercompany receivables		$2	60	23	$(85)
Inventories			615	533		1,148
Prepaid expenses and other current assets		7	129	29		165

Total current assets		9	1,088	1,591	(85)	2,603

Intercompany debt receivables		1,590	3,514	327	(5,431)
Investments	$215	3,007	(577)		(2,645)
Goodwill			1,396	556		1,952
Property, plant and equipment, net			604	1,147		1,751
Other non-current assets		13	491	58		562

Total	$215	$4,619	$6,516	$3,679	$(8,161)	$6,868

Liabilities and equity
Current liabilities
Short-term debt		$6	$14	$108		$128
Current maturities of long-term debt			1	66		67
Accounts payable and accrued liabilities	$20	20	1,124	926		2,090
Intercompany payables		1	22	62	$(85)

Total current liabilities	20	27	1,161	1,162	(85)	2,285

Long-term debt, excluding current maturities		1,002	2,173	162		3,337
Long-term intercompany debt	668	2,481	1,664	618	(5,431)
Postretirement and pension liabilities			986	10		996
Other non-current liabilities			321	168		489
Commitments and contingent liabilities

Noncontrolling interests			(4)	238		234
Crown Holdings shareholders’ equity/(deficit)	(473)	1,109	215	1,321	(2,645)	(473)

Total equity/(deficit)	(473)	1,109	211	1,559	(2,645)	(239)

Total	$215	$4,619	$6,516	$3,679	$(8,161)	$6,868

Crown Holdings, Inc.

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2010

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents			$65	$398		$463
Receivables, net		$66	111	759		936
Intercompany receivables		1	90	64	$(155)
Inventories			575	485		1,060
Prepaid expenses and other current assets	$1	12	148	29		190

Total current assets	1	79	989	1,735	(155)	2,649

Intercompany debt receivables		1,374	3,010	373	(4,757)
Investments	308	3,039	(399)		(2,948)
Goodwill			1,411	573		1,984
Property, plant and equipment, net			626	984		1,610
Other non-current assets		16	590	50		656

Total	$309	$4,508	$6,227	$3,715	$(7,860)	$6,899

Liabilities and equity
Current liabilities
Short-term debt		$48	$5	$188		$241
Current maturities of long-term debt		116	5	37		158
Accounts payable and accrued liabilities	$28	26	1,085	839		1,978
Intercompany payables		2	62	91	$(155)

Total current liabilities	28	192	1,157	1,155	(155)	2,377

Long-term debt, excluding current maturities		810	1,731	108		2,649
Long-term intercompany debt	377	2,362	1,550	468	(4,757)
Postretirement and pension liabilities			1,149	10		1,159
Other non-current liabilities			331	154		485
Commitments and contingent liabilities

Noncontrolling interests			1	324		325
Crown Holdings shareholders’ equity/(deficit)	(96)	1,144	308	1,496	(2,948)	(96)

Total equity/(deficit)	(96)	1,144	309	1,820	(2,948)	229

Total	$309	$4,508	$6,227	$3,715	$(7,860)	$6,899

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2011

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net cash provided by operating activities	$10	$(12)	$(119)	$500		$379

Cash flows from investing activities
Capital expenditures			(107)	(294)		(401)
Proceeds from sale of businesses, net of cash sold						0
Proceeds from sale of property, plant and equipment			26			26
Intercompany investing activities		8	290	(180)	$(118)
Other			3			3

Net cash provided by/(used for) investing activities		8	212	(474)	(118)	(372)

Cash flows from financing activities
Proceeds from long-term debt		383	1,250	137		1,770
Payments of long-term debt		(276)	(748)	(45)		(1,069)
Net change in revolving credit facility and short-term debt		(48)	(54)	(90)		(192)
Net change in long-term intercompany balances	291	(38)	(438)	185
Debt issue costs		(3)	(19)			(22)
Dividends paid				(118)	118
Common stock issued	11					11
Common stock repurchased	(312)					(312)
Purchase of noncontrolling interests			(98)	(104)		(202)
Dividends paid to noncontrolling interests				(104)		(104)
Other		(14)	3	2		(9)

Net cash provided by/(used for) financing activities	(10)	4	(104)	(137)	118	(129)

Effect of exchange rate changes on cash and cash equivalents				1		1

Net change in cash and cash equivalents			(11)	(110)		(121)

Cash and cash equivalents at January 1			65	398		463

Cash and cash equivalents at December 31	$0	$0	$54	$288	$0	$342

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2010

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net cash provided by operating activities	$26	$2	$357	$205		$590

Cash flows from investing activities
Capital expenditures			(81)	(239)		(320)
Proceeds from sale of businesses, net of cash sold			3	4		7
Proceeds from sale of property, plant and equipment			20	12		32
Intercompany investing activities		(190)	459	38	$(307)

Net cash provided by/(used for) investing activities		(190)	401	(185)	(307)	(281)

Cash flows from financing activities
Proceeds from long-term debt		650		95		745
Payments of long-term debt		(307)	(405)	(22)		(734)
Net change in revolving credit facility and short-term debt		42	73	163		278
Net change in long-term intercompany balances	216	56	(392)	120
Dividends paid		(211)		(96)	307
Common stock issued	13					13
Common stock repurchased	(255)					(255)
Purchase of noncontrolling interests				(169)		(169)
Dividends paid to noncontrolling interests				(112)		(112)
Other		(47)	(18)			(65)

Net cash provided by/(used for) financing activities	(26)	183	(742)	(21)	307	(299)

Effect of exchange rate changes on cash and cash equivalents				(6)		(6)

Net change in cash and cash equivalents		(5)	16	(7)		4

Cash and cash equivalents at January 1		5	49	405		459

Cash and cash equivalents at December 31	$0	$0	$65	$398	$0	$463

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2009

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net cash provided by/(used for) Operating activities	$18	$(33)	$281	$490		$756

Cash flows from investing activities
Capital expenditures			(55)	(125)		(180)
Proceeds from sale of property, plant and equipment			2			2
Intercompany investing activities		75	51	(44)	$(82)
Acquisition of business				(22)		(22)

Net cash provided by/(used for) investing activities		75	(2)	(191)	(82)	(200)

Cash flows from financing activities
Proceeds from long-term debt			388	12		400
Payments of long-term debt		(446)	(570)	(28)		(1,044)
Net change in revolving credit facility and short-term debt			111	(29)		82
Net change in long-term intercompany Balances	(37)	409	(305)	(67)
Dividends paid				(82)	82
Common stock issued	23					23
Common stock repurchased	(4)					(4)
Dividends paid to noncontrolling interests				(87)		(87)
Other		(77)	6			(71)

Net cash used for financing activities	(18)	(114)	(370)	(281)	82	(701)

Effect of exchange rate changes on cash and cash equivalents			2	6		8

Net change in cash and cash equivalents		(72)	(89)	24		(137)

Cash and cash equivalents at January 1		77	138	381		596

Cash and cash equivalents at December 31	$0	$5	$49	$405	$0	$459

Crown Holdings, Inc.

Crown Cork & Seal Company, Inc. (Issuer), a 100% owned subsidiary has $350 principal amount of 7.375% senior notes due 2026 and $64 principal amount of 7.5% senior notes due 2096 outstanding that are fully and unconditionally guaranteed by Crown Holdings, Inc. (Parent). No other subsidiaries guarantee the debt. The following condensed combining financial statements:

•	statements of operations and cash flows for the years ended December 31, 2011, 2010 and 2009, and

•	balance sheets as of December 31, 2011 and 2010

are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(in millions)

	Parent	Issuer	Non- Guarantors	Eliminations	Total Company
Net sales			$8,644		$8,644
Cost of products sold, excluding depreciation and amortization			7,120		7,120
Depreciation and amortization			176		176

Gross profit			1,348		1,348

Selling and administrative expense		$10	385		395
Provision for asbestos		28			28
Provision for restructuring			77		77
Asset impairments and sales			6		6
Loss from early extinguishments of debt			32		32
Net interest expense		83	138		221
Translation and exchange adjustments			2		2

Income/(loss) before income taxes		(121)	708		587
Provision for/(benefit from) income taxes		(7)	201		194
Equity earnings in affiliates	$282	396	3	$(678)	3

Net income	282	282	510	(678)	396
Net income attributable to noncontrolling interests			(114)		(114)

Net income attributable to Crown Holdings	$282	$282	$396	$(678)	$282

Comprehensive income	$19	$19	$243	$(152)	$129
Comprehensive income attributable to noncontrolling interests			(110)		(110)

Comprehensive income attributable to Crown Holdings	$19	$19	$133	$(152)	$19

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2010

(in millions)

	Parent	Issuer	Non- Guarantors	Eliminations	Total Company
Net sales			$7,941		$7,941
Cost of products sold, excluding depreciation and amortization			6,519		6,519
Depreciation and amortization			172		172

Gross profit			1,250		1,250

Selling and administrative expense		$(12)	372		360
Provision for asbestos		46			46
Provision for restructuring			42		42
Asset impairments and sales			(18)		(18)
Loss from early extinguishments of debt			16		16
Net interest expense		81	113		194
Translation and exchange adjustments			(4)		(4)

Income/(loss) before income taxes		(115)	729		614
Provision for/(benefit from) income taxes		(17)	182		165
Equity earnings in affiliates	$324	422	3	$(746)	3

Net income	324	324	550	(746)	452
Net income attributable to noncontrolling interests			(128)		(128)

Net income attributable to Crown Holdings	$324	$324	$422	$(746)	$324

Comprehensive income	$237	$237	$456	$(572)	$358
Comprehensive income attributable to noncontrolling interests			(121)		(121)

Comprehensive income attributable to Crown Holdings	$237	$237	$335	$(572)	$237

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2009

(in millions)

	Parent	Issuer	Non- Guarantors	Eliminations	Total Company
Net sales			$7,938		$7,938
Cost of products sold, excluding depreciation and amortization			6,551		6,551
Depreciation and amortization			194		194

Gross profit			1,193		1,193

Selling and administrative expense		$18	363		381
Provision for asbestos		55			55
Provision for restructuring			43		43
Asset impairments and sales			(6)		(6)
Loss/(gain) from early extinguishments of debt		(15)	41		26
Net interest expense		84	157		241
Translation and exchange adjustments			(6)		(6)

Income/(loss) before income taxes		(142)	601		459
Provision for/(benefit from) income taxes		(86)	93		7
Equity earnings/(loss) in affiliates	$334	390	(2)	$(724)	(2)

Net income	334	334	506	(724)	450
Net income attributable to noncontrolling interests			(116)		(116)

Net income attributable to Crown Holdings	$334	$334	$390	$(724)	$334

Comprehensive income	$274	$274	$451	$(604)	$395
Comprehensive income attributable to noncontrolling interests			(121)		(121)

Comprehensive income attributable to Crown Holdings	$274	$274	$330	$(604)	$274

Crown Holdings, Inc.

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2011

(in millions)

	Parent	Issuer	Non- Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents			$342		$342
Receivables, net			948		948
Inventories			1,148		1,148
Prepaid expenses and other current assets		$76	89		165

Total current assets		76	2,527		2,603

Intercompany debt receivables			1,391	$(1,391)
Investments	$215	1,208		(1,423)
Goodwill			1,952		1,952
Property, plant and equipment, net			1,751		1,751
Other non-current assets		376	186		562

Total	$215	$1,660	$7,807	$(2,814)	$6,868

Liabilities and equity
Current liabilities
Short-term debt			$128		$128
Current maturities of long-term debt			67		67
Accounts payable and accrued liabilities	$20	$40	2,030		2,090

Total current liabilities	20	40	2,225		2,285

Long-term debt, excluding current maturities		411	2,926		3,337
Long-term intercompany debt	668	723		$(1,391)
Postretirement and pension liabilities			996		996
Other non-current liabilities		271	218		489
Commitments and contingent liabilities

Noncontrolling interests			234		234
Crown Holdings shareholders’ equity/(deficit)	(473)	215	1,208	(1,423)	(473)

Total equity/(deficit)	(473)	215	1,442	(1,423)	(239)

Total	$215	$1,660	$7,807	$(2,814)	$6,868

Crown Holdings, Inc.

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2010

(in millions)

	Parent	Issuer	Non- Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents			$463		$463
Receivables, net			936		936
Inventories			1,060		1,060
Prepaid expenses and other current assets	$1	$79	110		190

Total current assets	1	79	2,569		2,649

Intercompany debt receivables			1,014	$(1,014)
Investments	308	1,133		(1,441)
Goodwill			1,984		1,984
Property, plant and equipment, net			1,610		1,610
Other non-current assets		449	207		656

Total	$309	$1,661	$7,384	$(2,455)	$6,899

Liabilities and equity
Current liabilities
Short-term debt			$241		$241
Current maturities of long-term debt			158		158
Accounts payable and accrued liabilities	$28	$42	1,908		1,978

Total current liabilities	28	42	2,307		2,377

Long-term debt, excluding current maturities		411	2,238		2,649
Long-term intercompany debt	377	637		$(1,014)
Postretirement and pension liabilities			1,159		1,159
Other non-current liabilities		263	222		485
Commitments and contingent liabilities

Noncontrolling interests			325		325
Crown Holdings shareholders’ equity/(deficit)	(96)	308	1,133	(1,441)	(96)

Total equity/(deficit)	(96)	308	1,458	(1,441)	229

Total	$309	$1,661	$7,384	$(2,455)	$6,899

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2011

(in millions)

	Parent	Issuer	Non- Guarantors	Eliminations	Total Company
Net cash provided by/(used for)operating activities	$10	$(39)	$408		$379

Cash flows from investing activities
Capital expenditures			(401)		(401)
Proceeds from sale of business, net of cash sold					0
Proceeds from sale of property, plant and equipment			26		26
Intercompany investing activities		49		$(49)
Other			3		3

Net cash provided by/(used for) investing activities		49	(372)	(49)	(372)

Cash flows from financing activities
Proceeds from long-term debt			1,770		1,770
Payments of long-term debt			(1,069)		(1,069)
Net change in revolving credit facility and short-term Debt			(192)		(192)
Net change in long-term intercompany balances	291	86	(377)
Debt issue costs			(22)		(22)
Dividends paid			(49)	49
Common stock issued	11				11
Common stock repurchased	(312)				(312)
Purchase of noncontrolling interests		(96)	(106)		(202)
Dividends paid to noncontrolling interests			(104)		(104)
Other			(9)		(9)

Net cash used for financing activities	(10)	(10)	(158)	49	(129)

Effect of exchange rate changes on cash and cash Equivalents			1		1

Net change in cash and cash equivalents			(121)		(121)

Cash and cash equivalents at January 1			463		463

Cash and cash equivalents at December 31	$0	$0	$342	$0	$342

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2010

(in millions)

	Parent	Issuer	Non- Guarantors	Eliminations	Total Company
Net cash provided by/(used for)operating activities	$26	$(26)	$590		$590

Cash flows from investing activities
Capital expenditures			(320)		(320)
Proceeds from sale of business, net of cash sold			7		7
Proceeds from sale of property, plant and equipment			32		32
Intercompany investing activities		55		$(55)

Net cash provided by/(used for) investing activities		55	(281)	(55)	(281)

Cash flows from financing activities
Proceeds from long-term debt			745		745
Payments of long-term debt		(1)	(733)		(734)
Net change in revolving credit facility and short-term Debt			278		278
Net change in long-term intercompany balances	216	(28)	(188)
Dividends paid			(55)	55
Common stock issued	13				13
Common stock repurchased	(255)				(255)
Purchase of noncontrolling interests			(169)		(169)
Dividends paid to noncontrolling interests			(112)		(112)
Other			(65)		(65)

Net cash used for financing activities	(26)	(29)	(299)	55	(299)

Effect of exchange rate changes on cash and cash Equivalents			(6)		(6)

Net change in cash and cash equivalents			4		4

Cash and cash equivalents at January 1			459		459

Cash and cash equivalents at December 31	$0	$0	$463	$0	$463

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2009

(in millions)

	Parent	Issuer	Non- Guarantors	Eliminations	Total Company
Net cash provided by/(used for)operating activities	$18	$(62)	$800		$756

Cash flows from investing activities
Capital expenditures			(180)		(180)
Proceeds from sale of property, plant and equipment			2		2
Intercompany investing activities		48		$(48)
Acquisition of business			(22)		(22)

Net cash provided by/(used for) investing activities		48	(200)	(48)	(200)

Cash flows from financing activities
Proceeds from long-term debt			400		400
Payments of long-term debt		(286)	(758)		(1,044)
Net change in revolving credit facility and short-term Debt			82		82
Net change in long-term intercompany balances	(37)	300	(263)
Dividends paid			(48)	48
Common stock issued	23				23
Common stock repurchased	(4)				(4)
Dividends paid to noncontrolling interests			(87)		(87)
Other			(71)		(71)

Net cash provided by/(used for) financing activities	(18)	14	(745)	48	(701)

Effect of exchange rate changes on cash and cash Equivalents			8		8

Net change in cash and cash equivalents			(137)		(137)

Cash and cash equivalents at January 1			596		596

Cash and cash equivalents at December 31	$0	$0	$459	$0	$459

Crown Holdings, Inc.

Crown Americas, LLC, Crown Americas Capital Corp. II and Crown Americas Capital Corp. III (collectively, the Issuers), 100% owned subsidiaries of the Company, have $400 principal amount of 7.625% senior notes due 2017 and $700 principal amount of 6.25% senior notes due 2021 outstanding that are fully and unconditionally guaranteed by substantially all subsidiaries in the U.S. The guarantors are 100% owned by the Company and the guarantees are made on a joint and several basis. The following condensed combining financial statements:

•	statements of operations and cash flows for the years ended December 31, 2011, 2010 and 2009, and

•	balance sheets as of December 31, 2011 and 2010

are presented on the following pages to comply with the Company’s requirements under Rule 3-10 of Regulation S-X.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net sales			$2,297	$6,347		$8,644
Cost of products sold, excluding depreciation and amortization			1,865	5,255		7,120
Depreciation and amortization			39	137		176

Gross profit			393	955		1,348

Selling and administrative expense		$6	134	255		395
Provision for asbestos			28			28
Provision for restructuring			2	75		77
Asset impairments and sales			1	5		6
Loss from early extinguishments of debt		30	1	1		32
Net interest expense		49	81	91		221
Technology royalty			(47)	47
Translation and exchange adjustments				2		2

Income/(loss) before income taxes		(85)	193	479		587
Provision for/(benefit from) income taxes		(32)	114	112		194
Equity earnings in affiliates	$282	237	203		$(719)	3

Net income	282	184	282	367	(719)	396
Net income attributable to noncontrolling Interests				(114)		(114)

Net income attributable to Crown Holdings	$282	$184	$282	$253	$(719)	$282

Comprehensive income	$19	$160	$19	$125	$(194)	$129
Comprehensive income attributable to noncontrolling interests				(110)		(110)

Comprehensive income attributable to Crown Holdings	$19	$160	$19	$15	$(194)	$19

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2010

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net sales			$2,323	$5,618		$7,941
Cost of products sold, excluding depreciation and amortization			1,966	4,553		6,519
Depreciation and amortization			40	132		172

Gross profit			317	933		1,250

Selling and administrative expense		$7	137	216		360
Provision for asbestos			46			46
Provision for restructuring			(14)	56		42
Asset impairments and sales		(2)	1	(17)		(18)
Loss from early extinguishments of debt		11		5		16
Net interest expense		40	96	58		194
Technology royalty			(41)	41
Translation and exchange adjustments				(4)		(4)

Income/(loss) before income taxes		(56)	92	578		614
Provision for/(benefit from) income taxes		(21)	46	140		165
Equity earnings in affiliates	$324	189	279		$(789)	3

Net income	324	154	325	438	(789)	452
Net income attributable to noncontrolling Interests			(1)	(127)		(128)

Net income attributable to Crown Holdings	$324	$154	$324	$311	$(789)	$324

Comprehensive income	$237	$139	$237	$360	$(615)	$358
Comprehensive income attributable to noncontrolling interests				(121)		(121)

Comprehensive income attributable to Crown Holdings	$237	$139	$237	$239	$(615)	$237

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF OPERATIONS

For the year ended December 31, 2009

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net sales			$2,224	$5,714		$7,938
Cost of products sold, excluding depreciation and amortization			1,897	4,654		6,551
Depreciation and amortization			44	150		194

Gross profit			283	910		1,193

Selling and administrative expense		$7	143	231		381
Provision for asbestos			55			55
Provision for restructuring				43		43
Asset impairments and sales		1	(1)	(6)		(6)
Loss/(gain) from early extinguishments of debt		19	(13)	20		26
Net interest expense		51	112	78		241
Technology royalty			(46)	46
Translation and exchange adjustments				(6)		(6)

Income/(loss) before income taxes		(78)	33	504		459
Provision for/(benefit from) income taxes		(29)	(18)	54		7
Equity earnings/(loss) in affiliates	$334	134	283		$(753)	(2)

Net income	334	85	334	450	(753)	450
Net income attributable to noncontrolling Interests				(116)		(116)

Net income attributable to Crown Holdings	$334	$85	$334	$334	$(753)	$334

Comprehensive income	$274	$135	$274	$345	$(633)	$395
Comprehensive income attributable to noncontrolling interests				(121)		(121)

Comprehensive income attributable to Crown Holdings	$274	$135	$274	$224	$(633)	$274

Crown Holdings, Inc.

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2011

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents		$21	$1	$320		$342
Receivables, net		1	37	910		948
Intercompany receivables			40	17	$(57)
Inventories			285	863		1,148
Prepaid expenses and other current assets		2	58	105		165

Total current assets		24	421	2,215	(57)	2,603

Intercompany debt receivables		1,833	1,354	525	(3,712)
Investments	$215	1,386	632		(2,233)
Goodwill			453	1,499		1,952
Property, plant and equipment, net		1	298	1,452		1,751
Other non-current assets		30	382	150		562

Total	$215	$3,274	$3,540	$5,841	$(6,002)	$6,868

Liabilities and equity
Current liabilities
Short-term debt				$128		$128
Current maturities of long-term debt			$1	66		67
Accounts payable and accrued liabilities	$20	$34	323	1,713		2,090
Intercompany payables			17	40	$(57)

Total current liabilities	20	34	341	1,947	(57)	2,285

Long-term debt, excluding current maturities		1,732	412	1,193		3,337
Long-term intercompany debt	668	956	1,726	362	(3,712)
Postretirement and pension liabilities			550	446		996
Other non-current liabilities			296	193		489
Commitments and contingent liabilities

Noncontrolling interests				234		234
Crown Holdings shareholders’ equity/(deficit)	(473)	552	215	1,466	(2,233)	(473)

Total equity/(deficit)	(473)	552	215	1,700	(2,233)	(239)

Total	$215	$3,274	$3,540	$5,841	$(6,002)	$6,868

Crown Holdings, Inc.

CONDENSED COMBINING BALANCE SHEET

As of December 31, 2010

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Assets
Current assets
Cash and cash equivalents		$38	$1	$424		$463
Receivables, net			(6)	942		936
Intercompany receivables			28	13	$(41)
Inventories			281	779		1,060
Prepaid expenses and other current assets	$1	1	84	104		190

Total current assets	1	39	388	2,262	(41)	2,649

Long-term notes and receivables		3		(3)
Intercompany debt receivables		1,428	1,231	383	(3,042)
Investments	308	1,197	670		(2,175)
Goodwill			453	1,531		1,984
Property, plant and equipment, net		1	301	1,308		1,610
Other non-current assets		23	482	151		656

Total	$309	$2,691	$3,525	$5,632	$(5,258)	$6,899

Liabilities and equity
Current liabilities
Short-term debt				$241		$241
Current maturities of long-term debt		$4	$1	153		158
Accounts payable and accrued liabilities	$28	24	311	1,615		1,978
Intercompany payables			13	28	$(41)
Income taxes			5	(5)

Total current liabilities	28	28	330	2,032	(41)	2,377

Long-term debt, excluding current maturities		1,278	413	958		2,649
Long-term intercompany debt	377	1,017	1,363	285	(3,042)
Postretirement and pension liabilities			816	343		1,159
Other non-current liabilities			295	190		485
Commitments and contingent liabilities

Noncontrolling interests				325		325
Crown Holdings shareholders’ equity/(deficit)	(96)	368	308	1,499	(2,175)	(96)

Total equity/(deficit)	(96)	368	308	1,824	(2,175)	229

Total	$309	$2,691	$3,525	$5,632	$(5,258)	$6,899

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2011

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$10	$(29)	$(127)	$525		$379

Cash flows from investing activities
Capital expenditures			(55)	(346)		(401)
Proceeds from sale of businesses, net of cash sold						0
Proceeds from sale of property, plant and equipment				26		26
Intercompany investing activities		31	53	0	$(84)
Other			3			3

Net cash provided by/(used for) investing activities		31	1	(320)	(84)	(372)

Cash flows from financing activities
Proceeds from long-term debt		1,250		520		1,770
Payments of long-term debt		(746)	(1)	(322)		(1,069)
Net change in revolving credit facility and short-term debt		(55)		(137)		(192)
Net change in long-term intercompany Balances	291	(449)	223	(65)
Debt issue costs		(19)		(3)		(22)
Dividends paid				(84)	84
Common stock issued	11					11
Common stock repurchased	(312)					(312)
Purchase of noncontrolling interests			(96)	(106)		(202)
Dividends paid to noncontrolling interests				(104)		(104)
Other				(9)		(9)

Net cash provided by/(used for) financing activities	(10)	(19)	126	(310)	84	(129)

Effect of exchange rate changes on cash and cash equivalents				1		1

Net change in cash and cash equivalents		(17)		(104)		(121)

Cash and cash equivalents at January 1		38	1	424		463

Cash and cash equivalents at December 31	$0	$21	$1	$320	$0	$342

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2010

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$26	$(20)	$190	$394		$590

Cash flows from investing activities
Capital expenditures			(41)	(279)		(320)
Proceeds from sale of businesses, net of cash sold		3		4		7
Proceeds from sale of property, plant and equipment			1	31		32
Intercompany investing activities		20	22	38	$(80)

Net cash provided by/(used for) investing activities		23	(18)	(206)	(80)	(281)

Cash flows from financing activities
Proceeds from long-term debt				745		745
Payments of long-term debt		(404)	(1)	(329)		(734)
Net change in revolving credit facility and short-term debt		65		213		278
Net change in long-term intercompany balances	216	359	(171)	(404)
Dividends paid				(80)	80
Common stock issued	13					13
Common stock repurchased	(255)					(255)
Purchase of noncontrolling interests				(169)		(169)
Dividends paid to noncontrolling interests				(112)		(112)
Other		(12)		(53)		(65)

Net cash provided by/(used for) financing activities	(26)	8	(172)	(189)	80	(299)

Effect of exchange rate changes on cash and cash equivalents				(6)		(6)

Net change in cash and cash equivalents		11		(7)		4

Cash and cash equivalents at January 1		27	1	431		459

Cash and cash equivalents at December 31	$0	$38	$1	$424	$0	$463

Crown Holdings, Inc.

CONDENSED COMBINING STATEMENT OF CASH FLOWS

For the year ended December 31, 2009

(in millions)

	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Total Company
Net cash provided by/(used for) operating activities	$18	$(38)	$56	$720		$756

Cash flows from investing activities
Capital expenditures			(28)	(152)		(180)
Proceeds from sale of property, plant and equipment			2			2
Intercompany investing activities		6	49		$(55)
Acquisition of business				(22)		(22)

Net cash provided by/(used for) investing activities		6	23	(174)	(55)	(200)

Cash flows from financing activities
Proceeds from long-term debt		388		12		400
Payments of long-term debt		(303)	(266)	(475)		(1,044)
Net change in revolving credit facility and short-term debt		80		2		82
Net change in long-term intercompany balances	(37)	(190)	185	42
Dividends paid				(55)	55
Common stock issued	23					23
Common stock repurchased	(4)					(4)
Dividends paid to noncontrolling interests				(87)		(87)
Other		(8)		(63)		(71)

Net cash used for financing activities	(18)	(33)	(81)	(624)	55	(701)

Effect of exchange rate changes on cash and cash equivalents				8		8

Net change in cash and cash equivalents		(65)	(2)	(70)		(137)

Cash and cash equivalents at January 1		92	3	501		596

Cash and cash equivalents at December 31	$0	$27	$1	$431	$0	$459

Crown Holdings, Inc.

Quarterly Data (unaudited)

(in millions)	2011				2010
	First(1)	Second(2)	Third(3)	Fourth(4)	First(5)	Second(6)	Third(7)	Fourth(8)
Net sales	$1,882	$2,281	$2,423	$2,058	$1,777	$2,010	$2,205	$1,949
Gross profit *	292	371	396	289	250	335	377	288
Net income attributable to Crown Holdings	16	129	129	8	41	112	126	45

Earnings per average common share:
Basic	$0.10	$0.85	$0.86	$0.05	$0.26	$0.70	$0.79	$0.29

Diluted	$0.10	$0.83	$0.84	$0.05	$0.25	$0.69	$0.78	$0.28

Average common shares outstanding:
Basic	154.6	152.3	150.1	149.8	160.7	161.0	159.2	156.8
Diluted	157.9	155.5	152.7	152.1	163.1	163.3	161.7	160.0

Common stock price range: **
High	$39.95	$41.58	$39.63	$34.86	$27.71	$27.96	$29.89	$33.99
Low	32.69	36.46	29.74	28.68	23.34	22.45	24.39	28.44
Close	38.58	38.82	30.61	33.58	26.96	25.04	28.66	33.38

*	The Company defines gross profit as net sales less cost of products sold and depreciation and amortization.
**	Source: New York Stock Exchange – Composite Transactions

Notes:

(1)	Includes pre-tax charges of $25 for restructuring actions, $30 for losses on early extinguishments of debt and $17 for tax charges in connection with relocation of the Company’s European Division headquarters.
(2)	Includes pre-tax charge of $2 for loss on early extinguishment of debt.
(3)	Includes pre-tax charges of $2 for restructuring actions, $25 for tax charges in connection with a tax law change in France and pre-tax gains of $2 for asset impairments and sales.
(4)	Includes pre-tax charges of $28 for asbestos claims, $50 for restructuring actions, $8 for asset impairments and sales and $5 for tax charges in connection with the relocation of the Company’s European Division headquarters.
(5)	Includes pre-tax gain of $20 in selling and administrative expense for a legal settlement unrelated to the Company’s ongoing operations, net pre-tax gains of $1 for asset impairments and sales, pre-tax charges of $22 for restructuring actions and $7 tax charge to recognize the tax impact of the new U.S. healthcare legislation.
(6)	Includes net pre-tax gains of $6 for asset impairments and sales and a pre-tax charge of $2 for restructuring actions.
(7)	Includes net pre-tax gains of $11 for asset impairments and sales, tax benefit of $10 for valuation allowance adjustments, pre-tax charge of $17 for restructuring actions, pre-tax charge of $15 for asbestos claims and pre-tax charges of $16 for losses on early extinguishments of debt.
(8)	Includes pre-tax charges of $31 for asbestos claims and $1 for restructuring actions.

Crown Holdings, Inc.

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(In millions)

COLUMN A	COLUMN B	COLUMN C Additions		COLUMN D	COLUMN E
Description	Balance at beginning of period	Charged to costs and expense	Charged to other accounts	Deductions – Write-offs	Balance at end of period

For the Year Ended December 31, 2011
Allowances deducted from assets to which they apply:

Trade accounts receivable	$ 40	$ 1	$(1)	$(3)	$ 37

Deferred tax assets	376	(19)	2		359

For the Year Ended December 31, 2010
Allowances deducted from assets to which they apply:

Trade accounts receivable	40	4	(1)	(3)	40

Deferred tax assets	391	(6)	(9)		376

For the Year Ended December 31, 2009
Allowances deducted from assets to which they apply:

Trade accounts receivable	24	17	2	(3)	40

Deferred tax assets	507	(122)	6		391